Filed Pursuant to Rule 424(b)(5)

Registration No. 333-189235

PROSPECTUS SUPPLEMENT

(to the Prospectus dated July 30, 2013)

RARE ELEMENT RESOURCES LTD.

Units consisting of up to 4,283,802 Common Shares and

warrants to purchase up to 2,141,901 Common Shares

We are offering directly to selected purchasers (i) initial units consisting of 2,677,376 common shares, without par value, of Rare Element Resources Ltd. (the “Company”) and warrants to purchase 1,338,688 common shares (the “Initial Units”), (ii) subject to the purchasers’ election, oversubscription units consisting of up to 1,606,426 common shares and warrants to purchase up to 803,213 common shares of the Company (the “Oversubscription Units”), and (iii) the common shares issuable from time to time upon exercise of the offered warrants.  This prospectus supplement also registers the issuance of warrants to purchase up to 214,190 common shares (the “Agent’s Warrants”), issuable to H.C. Wainwright & Co., LLC (the “Agent”) upon satisfaction of certain conditions and the common shares issuable upon exercise of the Agent’s Warrants.  The offering is being made pursuant to this prospectus supplement and the accompanying prospectus.  The Oversubscription Units may, but are not required to be, purchased by the purchasers, with each purchaser entitled to a single election (the “Oversubscription Elections”) to be made within 60 days of the purchase of the Initial Units.  Up to $4,000,000 of Oversubscription Units may be purchased.  The purchase price for each Initial Unit will be $2.988, representing 90% of the closing price of our common shares on NYSE MKT on September 24, 2013, the date that the purchasers and the Company executed definite subscription documents (the “Purchase Date”).  The purchase price for each Oversubscription Unit is equal to 90% of the closing price on the trading day immediately prior to the Oversubscription Election; provided, however, that the purchase price for Oversubscription Units cannot be less than $2.49 (the “Floor Price”).  Each full warrant included in the Initial Unit will have an exercise price of $4.15 per share, which is equal to 125% of the closing price on the Purchase Date.  Each full warrant included in the Oversubscription Unit will have an exercise price equal to 125% of the closing price on the trading day immediately prior to the Oversubscription Election; provided, however, that the exercise price for the warrants cannot be less than $3.46.  All warrants will be exercisable commencing six months after their date of issuance and will expire three years after such issuance date.  Units will not be certificated.  The common shares and the warrants comprising the Initial Units and the Oversubscription Units (together, the “Units”) are immediately separable and will be issued separately, but will be purchased together in this offering.

Our common shares are presently listed on NYSE MKT under the symbol “REE” and on the Toronto Stock Exchange (“TSX”) under the symbol “RES”.  On September 24, 2013, the closing sale price of our common shares on NYSE MKT was $3.32 per share and the closing sale price of our common shares on the TSX was CDN$3.45 per share.

In connection with this offering, Agent is acting as the exclusive placement agent.  We will pay a cash fee to the Agent in an amount equal to 5% of the gross proceeds paid to us in connection with the offering, and will issue Agent’s Warrants to acquire a number of common shares equal to 5% of the number of Units purchased in each closing, which warrants will have substantially the same terms as those issued to the purchasers, except as specified herein.  The Agent will receive a $30,000 expense reimbursement at the closing of the Initial Units.  If the purchasers in this offering make any investment in the Company in the 12 months following the purchase of the Initial Units, we will pay to the Agent cash compensation equal to 5% of the gross proceeds invested and warrants to purchase common shares determined in a manner comparable to the calculation of Agent’s Warrants in this transaction, based on the terms of such financing.  See “Plan of Distribution” beginning on page S-31 of this prospectus supplement for more information regarding these arrangements.  The Agent is not purchasing or selling any of the securities we are offering.

	Per Initial Unit	Total Offering(1)
Offering price(1)	$2.988	$8,000,000
Placement agent fees(1)(2)	$0.149	$400,000
Proceeds, before expenses, to us(1)	$2.839	$7,600,000

(1)

If the purchasers elect, they may each purchase, within 60 days of the purchase of the Initial Units, their pro rata share of $4,000,000 of Oversubscription Units.  The offering price of the Oversubscription Units will be determined at the time of the Oversubscription Election, and will be equal to 90% of the closing price on the trading day immediately prior to such date, but no less than the Floor Price.  If all of the Oversubscription Units are purchased at the Floor Price, the offering price for each Oversubscription Unit will be $2.49, the Placement agent fees will be $200,000, and the Proceeds, before expenses, to us will be $3,800,000.  Considering together the offering of Initial Units and Oversubscription Units, the total offering price would be $12,000,000, the Placement agent fees would be $600,000, and the Proceeds, before expenses, to us would be $11,400,000.

(2)  In addition, we will (i) issue to the Agent warrants to purchase a number of common shares equal to 5% of the number of Units sold in this offering, (ii) pay to the Agent a $30,000 expense reimbursement, and (iii) make substantially similar payments and issuances of equity compensation to the Agent in the future if we receive additional financing from the purchasers in this offering within 12 months of the closing of the Initial Units.  See “Plan of Distribution.”

We estimate the total expenses of this offering, excluding the Agent’s fees, will be approximately $100,000.

Investing in our securities involves a high degree of risk.  See “Risk Factors” beginning on page S-7 of this prospectus supplement and on page 7 of the accompanying prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement is September 24, 2013

H.C. Wainwright & Co., LLC

TABLE OF CONTENTS

Prospectus Supplement

ABOUT THIS PROSPECTUS SUPPLEMENT

S-1

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

S-1

PROSPECTUS SUPPLEMENT SUMMARY

S-4

RISK FACTORS

S-7

USE OF PROCEEDS

S-19

DIVIDEND POLICY

S-19

DILUTION

S-19

PRICE RANGE OF OUR COMMON SHARES

S-20

DESCRIPTION OF SECURITIES

S-21

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

S-24

PLAN OF DISTRIBUTION

S-31

LEGAL MATTERS

S-32

EXPERTS

S-32

WHERE YOU CAN FIND MORE INFORMATION

S-32

INCORPORATION OF DOCUMENTS BY REFERENCE

S-32

Prospectus

ABOUT THIS PROSPECTUS

3

WHERE YOU CAN FIND MORE INFORMATION

3

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

3

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

5

OUR BUSINESS

6

RISK FACTORS

7

RATIO OF EARNINGS TO FIXED CHARGES

18

USE OF PROCEEDS

19

PLAN OF DISTRIBUTION

19

DESCRIPTION OF SENIOR AND SUBORDINATED DEBT SECURITIES

20

DESCRIPTION OF GUARANTEES OF DEBT SECURITIES

20

DESCRIPTION OF COMMON SHARES

20

DESCRIPTION OF WARRANTS

29

DESCRIPTION OF UNITS

29

LEGAL MATTERS

29

EXPERTS

29

S-i

ABOUT THIS PROSPECTUS UPPLEMENT

This document is in two parts.  The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.  The second part, the accompanying prospectus, gives more general information about securities we may offer from time to time, some of which does not apply to this offering.  Generally, when we refer to this prospectus, we are referring to both parts of this document combined together with all documents incorporated by reference.  If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement, or any amendment or supplement thereto that we may file to maintain the accuracy of the information herein.  However, if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus supplement or the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any related free writing prospectus that we authorized to be distributed to you.  We have not, and the Agent has not, authorized anyone to provide you with information that is different.  If anyone provides you with different or inconsistent information, you should not rely on it.  The information contained in, or incorporated by reference into, this prospectus supplement, the accompanying prospectus and any related free writing prospectus that we authorized to be delivered to you, is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of securities.  Our business, financial condition, results of operations and prospects may have changed since those dates.  It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, and any related free writing prospectus that we authorized to be delivered to you, in making your investment decision.  You should also read and consider the information in the documents to which we have referred you under the captions “Where You Can Find More Information” and “Incorporation of Documents by Reference” in this prospectus supplement and in the accompanying prospectus.

We are offering to sell, and are seeking offers to buy, the Units only in jurisdictions where such offers and sales are permitted.  The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Units in certain jurisdictions or to certain persons within such jurisdictions may be restricted by law.  Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the Units and the distribution of this prospectus supplement and the accompanying prospectus outside the United States.  This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act, and forward-looking information and forward-looking statements within the meaning of applicable Canadian securities laws, with respect to our financial condition, results of operations, business prospects, plans, objectives, goals, strategies, future events, capital expenditures, and exploration and development efforts.  Words such as “anticipates,” “expects,” “intends,” “forecasts,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” and similar expressions (including negative and grammatical variations) tend to identify forward-looking statements.

Although we believe that our plans, intentions and expectations reflected in these forward-looking statements are reasonable, we cannot be certain that these plans, intentions or expectations will be achieved.  Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained in this prospectus.

Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, intentions, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans”, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and may be forward-looking statements.  Forward-looking statements in this prospectus, include, but are not limited to our expectation regarding commencement of a definitive feasibility study for the Bear Lodge Rare Earth Element (“REE”) Project.

Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors which could cause actual events or results to differ from those expressed or implied by the forward-looking statements, including, without limitation, risks related to:

•

our history of losses and need for additional financing;

•

our lack of history of producing metals from our mineral properties, including our Bear Lodge Property;

•

numerous uncertainties that could affect the profitability or feasibility of the Bear Lodge Property;

•

the exploration, development, permitting and operations of our Bear Lodge Property;

•

increased costs affecting financial condition;

•

fluctuations in demand for, and price of, rare earth products;

•

an extremely volatile rare earth industry;

•

an increase in global supply or predatory pricing and dumping by our competitors, including those located in China;

•

the establishment of new uses and markets of rare earth products;

•

a shortage of equipment and supplies;

•

mining and resource exploration being an inherently dangerous activity;

•

operating in the resource industry, which is highly speculative;

•

mineral resource and reserve estimates;

•

our lack of insurance for our operations;

•

mineral operations being subject to market forces outside of our control;

•

the permitting, licensing and approval processes for our operations;

•

the governmental and environmental regulations;

•

future regulation and legislation regarding the mining industry and climate change;

•

our land reclamation requirements;

•

proposed legislation;

•

competition in the mining and rare earth elements industries;

•

foreign currency fluctuations;

•

dependence on key personnel;

•

the potential difficulty of attracting and retaining qualified personnel;

•

our executive officers and directors being engaged in other businesses;

•

title in our properties;

•

enforcement of civil liabilities in the United States;

•

the effect on the price of our common shares of the issuances contemplated by this offering;

•

the possible effect on our stock price of short selling;

•

our securities; and

•

tax consequences to U.S. shareholders.

This list is not exhaustive of the factors that may affect our forward-looking statements.  Some of the important risks and uncertainties that could affect forward-looking statements are described further under the section headings “Our Business” and “Risk Factors” in this prospectus and any additional risks or uncertainties described in any prospectus supplements.  Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected.  We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made.  Except as required by law, we disclaim any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.  We qualify all of the forward-looking statements contained or incorporated by reference in this prospectus by the foregoing cautionary statements.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus.  This summary does not contain all of the information that you should consider before deciding to invest in our securities.  You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” section contained in this prospectus supplement and our consolidated financial statements and the related notes and the other documents incorporated by reference into this prospectus supplement and in the accompanying prospectus.  Unless we have indicated otherwise or the context otherwise requires, references in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein and therein to the “Company,” “we,” “us” and “our” may, depending on the context, refer to Rare Element Resources Ltd. or to one or more of Rare Element Resources Ltd.’s subsidiaries or to Rare Element Resources Ltd. and its consolidated subsidiaries, taken as a whole. When we refer to “shares” or “common shares” throughout this prospectus supplement or the accompanying prospectus, we include all rights attaching to our common shares under any shareholder rights plan then in effect.

Business Overview

Our business is the exploration of mineral properties for future development. Our main asset is our 100% interest in a group of unpatented mining claims and private property, together known as the Bear Lodge Property, located in northeastern Wyoming, USA. The Bear Lodge Property consists of two projects: the main project – the Bear Lodge Rare Earth Element Project (“Bear Lodge REE Project”) – and the Sundance Gold Project.

The Bear Lodge REE Project contains a large disseminated rare earth element (REE) deposit, which is the second highest grade REE deposit known in North America and one of the highest grade known Europium (Eu) deposits in the world.  In addition, the Bear Lodge REE Project has an encouraging distribution of the remaining critical REEs.  At present, we are undertaking advanced engineering and technical studies while working towards obtaining the necessary permits that will enable us to develop the Bear Lodge REE Project.

In April 2012, we completed a preliminary feasibility study with respect to the Bear Lodge Project, and have included upgraded and increased mineral resource estimates (determined under Canada’s National Instrument 43-101) in our Form 10-K for the period ended December 31, 2012. We plan to continue to advance the Bear Lodge REE Project during 2013, with the goal of commencing a feasibility study for the project in late 2013.

Corporate Information

The Company was incorporated under the laws of the Province of British Columbia, Canada, on June 3, 1999 as “Spartacus Capital Inc.”  On July 25, 2003, our name was changed to “Rare Element Resources Ltd.”  Our executive office is located at 225 Union Blvd., Suite 250, Lakewood, Colorado 80228. The telephone number for our executive office is (720) 278-2460.  We maintain a website at www.rareelementresources.com.

The Offering

Securities offered by us
Initial Units	Units consisting of 2,677,376 common shares and warrants to purchase 1,338,688 common shares.
Oversubscription Units

Units consisting of up to 1,606,426 common shares and warrants to purchase up to 803,213 common shares.  The purchasers may, but are not required to, elect (the “Oversubscription Election”) to purchase up to $4,000,000 of Oversubscription Units within 60 days of the closing of the Initial Units.

Purchase Price
Initial Units	$2.988 per Unit
Oversubscription Unit	A price per Unit representing 90% of the closing price on the trading day immediately prior to the Oversubscription Election, but no less than $2.49 per share (the “Floor Price”).
Terms of the Warrants
Exercise price of warrants issued with Initial Units	$4.15, representing 125% of the closing price on the Purchase Date.
Exercise price of warrants issued with Oversubscription Units	125% of the closing price on the trading day immediately prior to the Oversubscription Election, but no less than $3.46 per share.
Exercise and expiration date	Warrants are exercisable six months after issuance and expire three years from the date of issuance.
Listing	None.
Registration

We are required to use best efforts to maintain the effectiveness of a registration statement covering the issuance of common shares on exercise of warrants.  If the registration statement is not available under certain circumstances, warrantholders may exercise warrants on a net exercise basis.

Investor’s Right of Participation	For 12 months following the closing of Initial Units, the purchasers in this offering have the right to participate in future financing by the Company, subject to specified exceptions.
Limitation on Future Common Share Issuances

For 60 days following the issuance of the Initial Units, we are prohibited from engaging in issuances of common shares and common share equivalents, subject to certain exceptions.  For one year following the issuance of the Initial Units, we are prohibited from engaging in certain variable rate transactions, subject to specified exceptions.

Limitation on Investor Ownership and Activities

No purchaser may elect to purchase Oversubscription Units or exercise warrants to the extent that such election or exercise, as the case may be, would cause its beneficial ownership to exceed 9.99% of our outstanding common shares.

The purchasers may not elect to purchase Oversubscription Units to the extent that such purchase would cause the aggregate number of common shares issued or issuable pursuant to this offering (including the Agent’s Warrants) to exceed 19.999% of the number of common shares outstanding immediately prior to the closing date for the Initial Units.

The purchasers may not act in concert with other investors to influence the voting, control or policies of the Company.
Common shares to be outstanding after this offering

47,627,245 common shares, after purchase of the Initial Units, and 48,965,933 common shares if the warrants issued as part of the Initial Units (including Agent’s Warrants) are exercised in full.

50,572,359 common shares, after purchase of all of the Oversubscription Units, and 51,375,572 common shares if the warrants issued as part of the Oversubscription Units (including Agent’s Warrants) are exercised in full, assuming all the Oversubscription Units are issued at the Floor Price.

Use of proceeds

Net proceeds from the Initial Offering are expected to be approximately $7.5 million, after deducting placement agent fees and the estimated offering expenses.  We intend to use the net proceeds from this offering for exploration and development of the Bear Lodge REE Project, including permitting studies and contractor engagement, engineering and pilot plant studies, and completion of a feasibility study, and for working capital requirements and other general corporate purposes.  See “Use of Proceeds” on page S-19.

Risk factors

See “Risk Factors” beginning on page S-7 of this prospectus supplement and other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before investing in our securities.

NYSE MKT Trading symbol	“REE”
TSX Trading symbol	“RES”

The information above regarding the number of common shares outstanding is based on: (1) 44,949,869 common shares outstanding as of September 24, 2013 and (2) excludes 4,315,400 common shares issuable upon exercise of employee stock options outstanding at June 30, 2013, having a weighted average exercise price of $6.05 per share.

RISK FACTORS

The following sets forth certain risks and uncertainties that could have a material adverse effect on our business, financial condition and/or results of operations and the trading price of our common shares, which may decline, and investors may lose all or part of their investment.  Additional risks and uncertainties that we do not presently know or that we currently deem immaterial also may impair our business operations.  We cannot assure you that we will successfully address these risks.  In addition, other unknown risks exist that may affect our business.

An investment in the securities offered in this prospectus involves a high degree of risk.  For a discussion of other factors you should carefully consider before deciding to purchase these securities, please consider the risk factors described below and in the prospectus, those in the documents we incorporate by reference, including those in our Transition Report on Form 10-K for the year ended December 31, 2012.  Also, please read our “Cautionary Statement Regarding Forward-Looking Statements.”

We have a history of losses and will require additional financing to fund exploration and, if warranted, future development and production.  Failure to obtain additional financing could have a material adverse effect on our financial condition and results of operation and could cast uncertainty on our ability to continue as a going concern.

For the six-month periods ended June 30, 2013 and December 31, 2012, our net loss was $9.6 million and $15.4 million, respectively.  Our accumulated deficit at June 30, 2013 was $86.8 million.  At June 30, 2013, our current assets were $29.3 million, of which $29.1 million was considered cash and cash equivalents.  Our working capital position was $27.4 million.  We have not commenced commercial production at the Bear Lodge Property.  Therefore, we have no revenues from operations, and we anticipate we will have no operating revenues until we place the Bear Lodge Property into production, which may or may not occur.  Our Bear Lodge REE Project is currently in the exploration stage as defined under U.S. GAAP.

We do not have sufficient funds to complete feasibility studies, permitting, development and construction at the Bear Lodge REE Project.  Even after the completion of this offering, we will be required to raise additional funding through equity sales, asset sales in the form of joint venture relationships, debt instruments and/or find alternative means of funding.  Failure to obtain sufficient financing may result in the delay or indefinite postponement of feasibility studies, development and/or production at our Bear Lodge REE Project.  We cannot be certain that additional capital or other types of financing will be available if needed or that, if available, the terms of such financing will be favorable or acceptable to us.  Future financings may cause dilution to our shareholders.  Our ability to arrange additional financing in the future will depend, in part, on the prevailing capital market conditions as well as our business performance and the economic attractiveness of our Bear Lodge Property.  Certain aspects of this offering, including the issuance of three-year warrants at a fixed exercise price, may have a negative impact on our ability to arrange additional financing, or the price of any such financing.

We are an exploration stage company and have no history of producing mineral products from our properties.  Any future revenues and profits are uncertain.

We have no history of mining or refining any mineral products and our Bear Lodge Property is not currently producing.  There can be no assurance that the Bear Lodge REE Project or any properties that we may acquire in the future will be successfully placed into production, produce minerals in commercial quantities or otherwise generate operating earnings.  Advancing properties from the exploration stage into development and commercial production requires significant capital and time and will be subject to further feasibility studies, permitting requirements and construction of the mine, processing plants, roads and related works and infrastructure.  We will continue to incur losses until our mining activities successfully reach commercial production levels and generate sufficient revenue to fund continuing operations.  There is no certainty that we will produce revenue from any source, operate profitably or provide a return on investment in the future.  If we are unable to generate revenues or profits, our shareholders might not be able to recover, or realize returns on, their investment in our common shares.

The planned development of our Bear Lodge REE Project involves numerous uncertainties that could affect the feasibility or profitability of such project.

Mine development projects typically require a number of years and significant expenditures during the exploration and development phases before production is possible.  Exploration and development projects are subject to the completion of successful feasibility studies and environmental and socioeconomic assessments, the issuance of necessary governmental permits and the receipt of adequate financing.  The economic feasibility of exploration and development projects is based on many factors such as:

•

completion of definitive feasibility studies to further verify mineral reserves and mineral resources and commercial viability;

•

the timing and cost, which can be considerable, of further exploration, preparing feasibility studies, permitting and construction of infrastructure, mining and processing facilities;

•

securing a commercially viable sales outlet for our products;

•

the availability and costs of drill equipment, skilled labor and mining and processing equipment, if required;

•

the availability and cost of appropriate processing and/or refining arrangements, if required;

•

compliance with environmental and other governmental approval and permit requirements;

•

the availability of funds to finance exploration, development and construction activities, as warranted;

•

negotiating sales or off-take contracts for our planned production;

•

future REE and gold prices;

•

potential opposition from non-governmental organizations, environmental groups or local groups or inhabitants which may delay or prevent development activities;

•

potential increases in exploration, construction and operating costs due to changes in the cost of fuel, power, materials and supplies; and

•

potential shortages of mineral processing, construction and other facilities related supplies.

It is common in exploration programs and, if warranted, development, construction and mine start-up, to experience unexpected problems and delays.  Accordingly, our activities may not result in profitable mining operations and we may not succeed in establishing mining operations or profitably producing REE products at our Bear Lodge REE Project.

Our growth depends on the exploration, permitting, development and operation of our Bear Lodge REE Project, which is our only rare earth project.

Our only rare earth exploration project at this time is our Bear Lodge REE Project.  Unless we acquire or develop additional mineral properties, we will be solely dependent on this property.  Our continued viability is based on successfully implementing our strategy, including completion of a definitive feasibility study, permitting and construction of a mine and processing facilities in an expected timeframe.  If we are unable to implement our strategy or in the event of the deterioration or destruction of any part of our Bear Lodge Property, this could significantly hinder our ability to maintain or develop a sustainable or profitable business.

Increased costs could affect our ability to bring our projects into production and, once in production, to be profitable.

We have estimated the capital costs required to bring the Bear Lodge REE Project into commercial production in our pre-feasibility study.  Our actual costs may be higher than we presently anticipate, which could make it more difficult to finance the project or to successfully establish mining operations at the Bear Lodge REE Project.

We anticipate that our future operating costs at the Bear Lodge REE Project will frequently be subject to variation from one period to the next due to a number of factors, such as changing ore grade, metallurgy and revisions to mine plans, in response to the physical shape and location of the ore body.  In addition, costs are affected by the price of commodities such as oil, gas, acid, steel, rubber and electricity.  Such commodities are at times subject to volatile price movements, including increases that could make production less profitable or not profitable at all.  A material increase in costs could also impact our ability to commence or maintain future development or mining operations.

We may be adversely affected by fluctuations in demand for, and prices of, rare earth products.

Because our primary focus currently is the advancement of the Bear Lodge REE Project, changes in demand for, and the market price of, REE products could significantly affect our ability to develop and finance the Bear Lodge REE Project and potentially attain commercial production and profitability.  The value and price of our common shares may be adversely affected by declines in the prices of REE products.  REE product prices may fluctuate and are affected by numerous factors beyond our control such as interest rates, exchange rates, inflation or deflation, fluctuation in the relative value of the U.S. dollar against foreign currencies on the world market, global and regional supply and demand for REE products, and the political and economic conditions of countries that produce or consume REE.

As a result of the global economic crisis, REE prices declined by approximately 50% between 2008 and the end of the third quarter of 2009.  Although REE prices increased during 2010 and most of 2011, they experienced a significant drop again for all of 2012.  Average prices for La-oxide and Ce-oxide decreased by approximately 50% during the second half of 2012 due, in part, to a reduction in reported speculative buying of REE products in China.  REE prices continued to decrease for most of the elements important to the Company until August 2013. Beginning in August 2013, neodymium, praseodymium, europium, terbium and dysprosium began to rise again at a modest rate ranging from a low of 11% increase for dysprosium to a high of 42% increase for neodymium through September 24, 2013.  Protracted periods of low prices for REE products could significantly reduce our ability to develop the Bear Lodge REE Project or, if we attain commercial production, to maintain operations.  Reduced REE prices could also reduce our potential mineral reserves and mineral resources.

Demand for REE products may be impacted by demand for downstream products incorporating rare earths, including hybrid and electric vehicles, wind power equipment and other clean technology products, as well as demand in the general automotive and electronic industries.  Lack of growth in these markets may adversely affect the demand for REE products, which would have a material adverse effect on our Bear Lodge REE Project and our business.  In contrast, extended periods of high commodity prices may create economic dislocations that may be destabilizing to rare earth minerals supply and demand and ultimately to the broader markets.  Periods of high REE prices generally are beneficial to us; however, strong REE prices, as well as real or perceived disruptions in the supply of REE, also create economic pressure to identify or create alternate technologies that ultimately could depress future long-term demand for REE products, and at the same time may incentivize development of otherwise marginal mining properties.  For example, automobile manufacturers have previously announced plans to develop motors for electric and hybrid cars that do not require REE products due to concerns about the available supply of rare earths.  If the automobile industry or other industries reduce their reliance on rare earth products, the resulting change in demand could have a material adverse effect on our business.  In particular, if prices or demand for rare earths were to decline, our stock price would likely decline, and this could also impair our ability to obtain capital needed for our Bear Lodge REE Project and our ability to find purchasers for our products at prices acceptable to us.

An increase in the global supply of rare earth products, dumping and predatory pricing by our competitors may materially adversely affect our ability to raise capital, develop our Bear Lodge REE Project and operate profitably.

The pricing and demand for REE products is affected by a number of factors beyond our control, including growth of economic development and the global supply and demand for REE products.  REE supply markets continue to be dominated by production from China, which produced an estimated 90% of the global REE production in 2012.  China also dominates the manufacture of metals and NdFeB magnets from rare earths, a capacity that is not currently found in the United States.  Once we reach production of REEs, the increased competition may lead our competitors to engage in predatory pricing behavior or manipulation of the available supply of REEs.  Any increase in the amount of rare earth products exported from other nations and increased competition may result in price reductions, reduced margins and loss of potential market share, any of which could materially adversely affect our profitability.  As a result of these factors, we may not be able to compete effectively against our future competitors.

The success of our business will depend, in part, on the establishment of new uses and markets for rare earth products.

The success of our business will depend, in part, on the establishment of new markets by us or third parties for certain rare earth products that may be in low demand.  Although we plan to produce rare earth products for use in end products such as NdFeB magnets, which are used in critical existing and emerging technologies such as hybrid and electric vehicles, wind power turbines and compact fluorescent lighting, the success of our business depends on the creation of new markets and the successful commercialization of REE products in existing and emerging markets.  Any unexpected costs or delays in the commercialization of any of the foregoing products and applications could have a material adverse effect on our ability to develop our Bear Lodge REE Project and operate our business.

A shortage of equipment, supplies, parts or labor could adversely affect our ability to operate our business.

We are dependent on various supplies, equipment and labor to carry out our exploration and, if warranted, future development and mining operations.  The shortage of such equipment, supplies, parts or labor could have a material adverse effect on our ability to carry out our planned activities and increase our costs and expenses.

Mining and mineral exploration and development are inherently dangerous and subject to conditions or events beyond our control, which could have a material adverse effect on our business and plans.

Mining and mineral exploration and development involves various types of risks and hazards, including:

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environmental hazards;

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power outages;

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metallurgical and other processing problems;

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unusual or unexpected geological formations;

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personal injury, flooding, fire, explosions, cave-ins, landslides and rock-bursts;

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metals losses;

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fluctuations in exploration, development and production costs;

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labor disputes;

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unanticipated variations in grade;

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mechanical equipment failure; and

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periodic interruptions due to inclement or hazardous weather conditions.

These risks could result in damage to, or destruction of, mineral properties, production facilities or other properties, personal injury, environmental damage, delays in mining, increased production costs, monetary losses and possible legal liability.  We may not be able to obtain insurance to cover these risks at economically feasible premiums or at all.  Insurance against certain environmental risks, including potential liability for pollution or other hazards as a result of the disposal of waste products occurring from production, may be prohibitively expensive.  We may suffer a material adverse effect on our business if we incur losses related to any significant events that are not covered by insurance policies.

Mineral exploration and development is highly speculative, and certain inherent exploration risks could have a negative effect on our business.

Our ability to continue to operate a viable business and our general long-term success depends on our ability to identify mineral deposits on existing properties and other properties we may acquire, if any, that can then be developed into commercially viable mining operations.  Resource exploration is a highly speculative business, characterized by a number of significant risks including, among other things, unprofitable efforts resulting not only from the failure to discover mineral deposits but from finding mineral deposits which, though present, are insufficient in quantity and quality to return a profit from production.  Substantial expenditures are required to establish proven and probable mineral reserves through drilling and analysis, to develop metallurgical processes to extract metal, and to develop the mining and processing facilities and infrastructure at any site chosen for mining.  The marketability of minerals acquired or discovered by us may be affected by numerous factors which are beyond our control and which cannot be accurately predicted, such as market fluctuations, the proximity and capacity of milling facilities, mineral markets and processing equipment, and other factors such as government regulations, including regulations relating to royalties, allowable production, importing and exporting of minerals, and environmental protection.  Any one or a combination of these factors may result in our failure to receive an adequate return on our investment capital.  The decision to abandon a project may have an adverse effect on the market value of our common shares and our ability to raise future financing.

Mineral resource estimates are based on interpretation and assumptions and may yield less mineral production under actual conditions than is currently estimated.

Unless otherwise indicated, our mineral reserves and mineral resources estimates are based upon estimates made by independent geologists and our internal geologists.  When making determinations about whether to advance the Bear Lodge REE Project to development, we must rely upon such estimated calculations as to the mineral reserves and grades of mineralization on the property.  Until ore is actually mined and processed, mineral reserves and grades of mineralization must be considered estimates only.

Estimates can be imprecise and depend upon geological interpretation and statistical inferences drawn from drilling and sampling analysis, which may prove to be unreliable.  We cannot assure you that:

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mineral reserve, mineral resource or other mineralization estimates will be accurate; or

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this mineralization can be mined and/or processed profitably.

Our mineral reserve and mineral resource estimates could be inaccurate, and any material changes in these estimates will affect the economic viability of placing a property into production.

Because we have not completed a definitive feasibility study on the Bear Lodge REE Project and have not commenced actual production, mineralization estimates, including mineral reserve and mineral resource estimates, for the Bear Lodge REE Project may require adjustments or downward revisions.  In addition, the grade of ore ultimately mined, if any, may differ from that indicated by any pre-feasibility or definitive feasibility studies and drill results.  Minerals recovered in small scale tests may not be duplicated in large scale tests under on-site conditions or in production scale.

Our mineral reserve and mineral resource estimates have been determined and valued based on assumed future prices, cut-off grades and operating costs that may prove to be inaccurate.  Extended declines in market prices for REEs and gold may render portions of our mineral reserves or mineral resources uneconomic and result in reduced reported mineralization or adversely affect the commercial viability determinations reached by us.  Any material reductions in estimates of mineralization, or of our ability to extract this mineralization, could have a material adverse effect on our share price and the value of our Bear Lodge REE Project.

Title to our Bear Lodge Property may be subject to other claims, or we may lose our interest in our claims or lease with the State of Wyoming, which could affect our property rights and claims.

There are risks that title to our Bear Lodge Property may be challenged or impugned.  Our Bear Lodge Property is located in the state of Wyoming and may be subject to prior unrecorded agreements or transfers or native land claims, and title may be affected by undetected defects.  There may be valid challenges to the title of our Bear Lodge Property which, if successful, could impair development and/or operations.

The vast majority of the mineral rights to our Bear Lodge Property consist of “unpatented” mining claims created and maintained in accordance with the U.S. general mining law.  Unpatented mining claims are unique property interests, and are generally considered to be subject to greater title risk than other real property interests because the validity of unpatented mining claims is often uncertain.  This uncertainty arises, in part, out of the complex federal and state laws and regulations under the U.S. general mining law.  Also, unpatented mining claims are always subject to possible challenges by third parties or validity contests by the federal government.  The validity of an unpatented mining or mill site claim, in terms of both its location and its maintenance, is dependent on strict compliance with a complex body of U.S. federal and state statutory and decisional law.  In addition, there are few public records that definitively determine the issues of validity and ownership of unpatented mining claims.  Should the federal government impose a royalty or additional tax burdens on the properties that lie within public lands, the resulting mining operations could be seriously impacted, depending upon the type and amount of the burden.

Our operations are subject to significant uninsured risks that could negatively impact future profitability as we maintain limited insurance against our operations.

The exploration of our Bear Lodge Property entails certain risks, including unexpected or unusual operating conditions including rock bursts, cave-ins, flooding, fire and earthquakes.  It is not always possible to insure against these risks.  Should events such as these arise, they could reduce or eliminate our assets and shareholder equity as well as result in increased costs and a decline in the value of our assets or common shares.  We expect to maintain general liability, director and officer insurance, and some insurance against our assets but not for full replacement value.  We may decide to update or amend our insurance portfolio in the future if it is available at economically viable rates.

Increased competition could adversely affect our ability to attract necessary capital funding or acquire suitable producing properties or prospects for mineral exploration in the future.

The mining industry is intensely competitive.  Significant competition exists for the acquisition of properties producing or capable of producing REE, gold or other metals.  We may be at a competitive disadvantage in acquiring additional mining properties because we must compete with other individuals and companies, many of which have greater financial resources, operational experience and technical capabilities than we have.  We may also encounter increasing competition from other mining companies in our efforts to hire experienced mining professionals.  Competition for exploration resources at all levels is currently very intense, particularly affecting the availability of manpower, drill rigs, mining equipment and production equipment.  Increased competition could adversely affect our ability to attract necessary capital funding, acquire suitable producing properties or prospects for mineral exploration in the future or attract or retain key personnel or outside technical resources.

Mineral operations are subject to market forces outside of our control which could negatively impact our business or operations.

The marketability of minerals is affected by numerous factors beyond our control including market fluctuations, government regulations relating to prices, taxes, royalties, allowable production, imports, exports and supply and demand.  One or more of these risk elements could have an impact on the costs of our operations and, if significant enough, reduce the profitability or viability of operations.

Permitting, licensing and approval processes are required for our operations and obtaining and maintaining these permits and licenses is subject to conditions which we may be unable to achieve.

Many of the operations at the Bear Lodge Property require licenses and permits from various governmental authorities.  We believe we hold, or are in the process of obtaining, all necessary licenses and permits to carry on the activities which we are currently conducting or propose to conduct under applicable laws and regulations.  Such licenses and permits are subject to changes in regulations and changes in various operating circumstances.  There can be no guarantee that we will be able to obtain all necessary licenses and permits that may be required to maintain the current or planned exploration, development and mining activities including constructing mines or milling facilities and commencing operations at the Bear Lodge REE Project.  In addition, if we proceed to production on the Bear Lodge REE Project or any other properties that we may acquire in the future, we must obtain and comply with permits and licenses which may contain specific operating conditions.  There can be no assurance that we will be able to obtain such permits and licenses or that we will be able to comply with any such conditions.  Costs related to applying for and obtaining permits and licenses may be prohibitive and could delay planned exploration and development activities.  Failure to comply with applicable laws, regulations and permitting requirements may result in enforcement actions, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions.

Parties engaged in mining operations may be required to compensate those suffering loss or damage by reason of the mining activities and may have civil or criminal fines or penalties imposed for violations of applicable laws or regulations.  Amendments to current laws, regulations and permits governing operations and activities of mining companies, or more stringent implementation thereof, could have a material adverse impact on our operations and cause increases in capital expenditures or production costs or reduction in levels of production at producing properties or require abandonment or delays in development of new mining properties.

We are subject to significant governmental regulations, which affect our operations and impact the cost of conducting our business.

Our current and any future operations are and will be governed by laws and regulations, including:

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laws and regulations governing mineral concession acquisition, prospecting, development, mining and production;

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laws and regulations related to exports, taxes and fees;

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labor standards and regulations related to occupational health and mine safety;

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environmental standards and regulations related to waste disposal, toxic substances, land use and environmental protection; and

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other matters.

Companies engaged in exploration activities often experience increased costs and delays in production and other schedules as a result of the need to comply with applicable laws, regulations and permits.  Failure to comply with applicable laws, regulations and permits may result in enforcement actions, including the forfeiture of claims, orders issued by regulatory or judicial authorities requiring operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment or costly remedial actions.  We may be required to compensate those suffering loss or damage by reason of our mineral exploration activities and may have civil or criminal fines or penalties imposed for violations of such laws, regulations and permits.

Existing and possible future laws, regulations and permitting requirements governing operations and activities of exploration companies, or more stringent implementation, could have a material adverse impact on our business and cause increases in capital expenditures or require abandonment or delays in exploration.

Our operations are subject to environmental risks and compliance with environmental regulations which are increasing and costly.

All phases of our operations are subject to environmental regulation in the jurisdictions in which we operate.  Environmental legislation is evolving in a manner which will require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors and employees.  These laws address emissions into the air, discharges into water, management of waste, management of hazardous substances, protection of natural resources, antiquities and endangered species and reclamation of lands disturbed by mining operations.  Compliance with environmental laws and regulations and future changes in these laws and regulations may require significant capital outlays and may cause material changes or delays in our current and planned operations and future activities.  It is possible that future changes in these laws or regulations could have a significant adverse impact on our Bear Lodge REE Project or some portion of our business, causing us to re-evaluate those activities at that time.

Examples of current U.S. Federal Laws which may affect our current operations and may impact future business and operations include, but are not limited to, the following:

The Comprehensive Environmental, Response, Compensation, and Liability Act (“CERCLA”), and comparable state statutes, impose strict, joint and several liabilities on current and former owners and operators of sites and on persons who disposed of or arranged for the disposal of hazardous substances found at such sites.  It is not uncommon for the government to file claims requiring cleanup actions, demands for reimbursement for government-incurred cleanup costs, or natural resource damages, or for neighboring landowners and other third parties to file claims for personal injury and property damage allegedly caused by hazardous substances released into the environment.  The Federal Resource Conservation and Recovery Act (“RCRA”), and comparable state statutes, govern the disposal of solid waste and hazardous waste and authorize the imposition of substantial fines and penalties for noncompliance, as well as requirements for corrective actions.  CERCLA, RCRA and comparable state statutes can impose liability for clean-up of sites and disposal of substances found on exploration, mining and processing sites long after activities on such sites have been completed.

The Clean Air Act, as amended, restricts the emission of air pollutants from many sources, including mining and processing activities.  Our mining operations may produce air emissions, including fugitive dust and other air pollutants from stationary equipment, storage facilities and the use of mobile sources such as trucks and heavy construction equipment, which are subject to review, monitoring and/or control requirements under the Clean Air Act and state air quality laws.  New facilities may be required to obtain permits before work can begin, and existing facilities may be required to incur capital costs in order to remain in compliance.  In addition, permitting rules may impose limitations on our production levels or result in additional capital expenditures in order to comply with the regulations.

The National Environmental Policy Act (“NEPA”) requires federal agencies to integrate environmental considerations into their decision-making processes by evaluating the environmental impacts of their proposed actions, including issuance of permits to mining facilities, and assessing alternatives to those actions.  If a proposed action could significantly affect the environment, the agency must prepare a detailed statement known as an Environmental Impact Statement (“EIS”).  The U.S. Environmental Protection Agency, other federal agencies, and any interested third parties will review and comment on the scoping of the EIS and the adequacy of and findings set forth in the draft and final EIS.  We are required to undertake the NEPA process for the Bear Lodge Property permitting.  The NEPA process can cause delays in issuance of required permits or result in changes to a project to mitigate its potential environmental impacts, which can in turn impact the economic feasibility of a proposed project or the ability to construct or operate the Bear Lodge Property or other properties entirely.

The Clean Water Act (“CWA”) and comparable state statutes impose restrictions and controls on the discharge of pollutants into waters of the United States.  The discharge of pollutants into regulated waters is prohibited, except in accordance with the terms of a permit issued by the Environmental Protection Agency (“EPA”) or an analogous state agency.  The CWA regulates storm water handling at mining facilities and requires a storm water discharge permit for certain activities.  Such a permit requires the regulated facility to monitor and sample storm water run-off from its operations.  The CWA and regulations implemented thereunder also prohibit discharges of dredged and fill material in wetlands and other waters of the United States unless authorized by an appropriately issued permit.  The CWA and comparable state statutes provide for civil, criminal and administrative penalties for unauthorized discharges of pollutants and impose liability on parties responsible for those discharges for the costs of cleaning up any environmental damage caused by the release and for natural resource damages resulting from the release.

The Safe Drinking Water Act (“SDWA”) and the Underground Injection Control (“UIC”) program promulgated thereunder, regulate the drilling and operation of subsurface injection wells.  EPA directly administers the UIC program in some states and in others the responsibility for the program has been delegated to the state.  The program requires that a permit be obtained before drilling a disposal or injection well.  Violation of these regulations and/or contamination of groundwater by mining related activities may result in fines, penalties, and remediation costs, among other sanctions and liabilities under the SWDA and state laws.  In addition, third party claims may be filed by landowners and other parties claiming damages for alternative water supplies, property damages, and bodily injury.

Regulations and pending legislation governing issues involving climate change could result in increased operating costs, which could have a material adverse effect on our business.

A number of governments or governmental bodies have introduced or are contemplating regulatory changes in response to various climate change interest groups and the potential impact of climate change.  Legislation and increased regulation regarding climate change could impose significant costs on us, our venture partners and suppliers, including costs related to increased energy requirements, capital equipment, environmental monitoring and reporting and other costs to comply with such regulations.  Any adopted future climate change regulations could also negatively impact our ability to compete with companies situated in areas not subject to such limitations.  Given the political significance and uncertainty around the impact of climate change and how it should be dealt with, we cannot predict how legislation and regulation will affect our financial condition, operating performance and ability to compete.  Furthermore, even without such regulation, increased awareness and any adverse publicity in the global marketplace about potential impacts on climate change by us or other companies in our industry could harm our reputation.  The potential physical impacts of climate change on our operations are highly uncertain and would be particular to the geographic circumstances in areas in which we operate.  These may include changes in rainfall and storm patterns and intensities, water shortages, changing sea levels and changing temperatures.  These impacts may adversely impact the cost, production and financial performance of our operations.

Land reclamation requirements for our properties may be burdensome and expensive.

Although variable depending on location and the governing authority, land reclamation requirements are generally imposed on mineral exploration companies (as well as companies with mining operations) in order to minimize long term effects of land disturbance.

Reclamation may include requirements to:

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control dispersion of potentially deleterious effluents;

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treat ground and surface water to drinking water standards; and

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reasonably re-establish pre-disturbance land forms and vegetation.

In order to carry out reclamation obligations imposed on us in connection with the potential future development activities at the Bear Lodge Property, we must allocate financial resources that might otherwise be spent on further exploration and future development programs.  We have set up a provision for reclamation obligations as currently anticipated for the Bear Lodge Property, as appropriate, but this provision may not be adequate.  If we are required to carry out unanticipated reclamation work, our financial position could be adversely affected.

Legislation has been proposed that would significantly affect the mining industry and our business.

Members of the U.S. Congress have repeatedly introduced bills which would supplant or alter the provisions of the Mining Law of 1872.  If enacted, such legislation could change the cost of holding unpatented mining claims and could significantly impact our ability to develop mineralized material on unpatented mining claims.  Such bills have proposed, among other things, to either eliminate or greatly limit the right to a mineral patent and to impose a federal royalty on production from unpatented mining claims.  Although we cannot predict what legislated royalties might be, the enactment of these proposed bills could adversely affect the potential for development of unpatented mining claims and the economics of existing operating mines on federal unpatented mining claims.  Passage of such legislation could adversely affect our ability to operate or our financial performance.

Foreign currency fluctuations may have a negative impact on our financial position and results.

Our property interests in the United States are subject to foreign currency fluctuations that may adversely affect our financial position and results.  We maintain accounts in Canadian dollars, and thus, any appreciation in the U.S. Dollar against the Canadian Dollar increases the costs of carrying out our operations in the United States.  Management may or may not enter into any foreign currency contracts from time-to-time to mitigate this risk.  Failing to enter into currency contracts, or the risk in the currency contracts themselves, may cause losses due to adverse foreign currency fluctuations.

We are dependent on key personnel, and the absence of any of these individuals could adversely affect our business.

Our success is currently largely dependent on the performance, retention and abilities of our directors, officers, management and employees.  The loss of the services of these persons could have a material adverse effect on our business and prospects.  There is no assurance that we can maintain the services of our directors, officers, employees or other qualified personnel required to operate our business.  Failure to do so could have a material adverse effect on us and our prospects.  We do not maintain “key man” life insurance policies on any of our officers or employees.

We may experience difficulty attracting and retaining qualified management to meet the needs of our anticipated growth, and the failure to manage our growth effectively could have a material adverse effect on our business and financial condition.

Competition for additional qualified management is intense, and we may be unable to attract and retain additional key personnel, or to attract and retain personnel on acceptable terms.  Management personnel are currently limited and they may be unable to manage our expansion successfully and the failure to do so could have a material adverse effect on our business, results of operations and financial condition.  We have not entered into non-competition agreements with our employees, directors or consultants.  As the business is substantially dependent upon the directors, executive officers and consultants, the lack of non-competition agreements poses a significant risk in the event such persons were to resign or be terminated from such positions.  Under such circumstances, such persons may provide confidential information and key contacts to competitors, and we may have difficulties in preventing the disclosure of such information.  Such disclosure may have a material adverse effect on our business and operations.

Our directors and senior management are engaged in other businesses.  Potential conflicts of interest and other obligations of management could interfere with corporate operations.

Some of our directors and officers are engaged, and will continue to be engaged, in additional businesses, and situations may arise where these directors and officers could be in direct competition with us.  Conflicts, if any, will be dealt with in accordance with the relevant provisions of applicable policies, regulations and legislation.  Some of our directors and officers are or may become directors or officers of other entities engaged in other business ventures.  As a result of their other business endeavors, our directors and officers may not be able to devote sufficient time to our business affairs, which may negatively affect our ability to conduct ongoing operations and to generate revenues.  In addition, our management may periodically be interrupted or delayed as a result of our officers’ other business interests.

U.S. investors may not be able to enforce their civil liabilities against us or our directors, controlling persons and officers.

It may be difficult to bring and enforce suits against us.  We are incorporated in the province of British Columbia, Canada under the British Columbia Business Corporations Act.  Some of our directors are residents of Canada, and a substantial portion of their assets are located outside of the United States.  As a result, it may be difficult for U.S. holders of our common shares to effect service of process on these persons within the United States or to realize in the United States upon judgments rendered against them.  In addition, a shareholder should not assume that the courts of Canada (i) would enforce judgments of U.S. courts obtained in actions against us or such persons predicated upon the civil liability provisions of the U.S. federal securities laws or other laws of the United States, or (ii) would enforce, in original actions, liabilities against us or such persons predicated upon the U.S. federal securities laws or other laws of the United States.

We do not currently intend to pay cash dividends.

We have not declared any dividends since our incorporation and do not anticipate that we will do so in the foreseeable future.  Our present policy is to retain all available funds for use in our business development, operations and expansion.  Payment of future cash dividends, if any, will be at the discretion of the board of directors and will depend on our financial condition, results of operations, contractual restrictions, capital requirements, business prospects and other factors that the board of directors considers relevant.  Accordingly, investors will only see a return on their investment if the value of our common shares appreciates.

Dilution through exercise of both outstanding common share options and the warrants issued in this offering, and sales of common shares issued as part of the Units and common shares acquired on exercise of options and warrants issued hereunder, could adversely affect the trading price of our common shares.

Because our success is highly dependent upon our employees and consultants, we have granted to some or all of our key employees, directors and consultants options to purchase common shares as non-cash incentives.  To the extent that significant numbers of such options may be granted and exercised, the interests of the other shareholders may be diluted.  As of June 30, 2013, there were 4,315,400 common share purchase options outstanding, which, if exercised, would result in an additional 4,315,400 common shares being issued and outstanding, which is approximately 10% of our common shares outstanding as of June 30, 2013.

In addition, we will issue as part of the Initial Units 2,677,376 common shares and warrants to purchase 1,338,688 common shares, and could issue, if the Oversubscription Units are purchased, up to 1,606,426 common shares and warrants to purchase up to an additional 803,213 common shares, in each case accompanied by the Agent’s Warrant.  While these warrants will have an exercise price that exceeds the current market price upon issuance, at such time as the market price exceeds the warrant exercise price and warrants are exercised, resale of a substantial number of common shares issued as part of the Units, as well as common shares received on the exercise of warrants, could lead to a decline in the trading price of the common shares.  In addition, the existence of a substantial number of warrants could act as an “overhang” that prevents the trading price of the common shares from increasing significantly in excess of the exercise price during the three year period that the warrants are outstanding.

This offering is at a discount to the market price of our common shares, and this and future sales of our securities in the public or private markets could adversely affect the trading price of our common shares and our ability to continue to raise funds in new stock offerings.

The sale of Initial Units and, if effected, the sale of Oversubscription Units, will be at a discount to the market price of our common shares.  The purchase price of the Initial Units is 90% of the closing price of the common shares on the NYSE MKT on the Purchase Date, and the purchase price of the Oversubscription Units could be as low as 75% of the closing price of the common shares on the NYSE MKT on the Purchase Date.  The sale of common shares at a discount to the market price could have an adverse effect on the trading price of our common shares.  In addition, it is likely that we will sell common shares or securities exercisable or convertible into common shares in the future in order to finance our planned exploration and development activities.  Future sales of substantial amounts of our securities in the public or private markets, particularly at prices that do not reflect current market prices or are less than the price paid by the purchasers in this offering, would dilute the purchasers in this offering and further dilute our existing shareholders and potentially adversely affect the trading prices of our common shares, and could impair our ability to raise capital through future offerings of securities.  Alternatively, we may rely on debt financing and assume debt obligations that require us to make substantial interest and capital payments which could adversely affect our business and future growth potential.

Price volatility of our publicly traded securities could adversely affect investors’ portfolios.

In recent years, the securities markets in the United States and Canada have experienced a high level of price and volume volatility, and the market prices of securities of many companies have experienced wide fluctuations in price which have not necessarily been related to the operating performance, underlying asset values or prospects of such companies.  There can be no assurance that continual fluctuations in price will not occur.  It may be anticipated that any quoted market for the common shares will be subject to market trends and conditions generally, notwithstanding any potential success we have in creating revenues, cash flows or earnings.  The price of our common shares has been subject to price and volume volatility in the past and will likely continue to be subject to such volatility in the future.

The trading price of our common shares may be adversely affected by short selling.

“Short selling” is the sale of common shares that the seller does not own, including a sale that is completed by the seller’s delivery of common shares that can be acquired on exercise of warrants or a “borrowed” security (i.e., the short seller’s promise to deliver the security).  Short sellers make a short sale because they believe that they will be able to buy the stock, including through exercise of a warrant, at a lower price than their sales price.  Significant amounts of short selling, or the perception that a significant amount of short selling could occur, could depress the market price of the common shares.  The purchasers in this offering are not restricted in their ability to engage in short selling following the Purchase Date.

There is no public market for the warrants being offered in this offering.

There is no established public trading market for the warrants being offered in this offering and there is no assurance that a trading market will develop.  We do not intend to apply for listing of the warrants on any securities exchange in the United States or Canada.  Without an active market, the liquidity of the warrants will be limited.

We expect that we will be a “passive foreign investment company” (a “PFIC”) for the year ending December 31, 2013, and may be a PFIC in subsequent years, which could have adverse U.S. federal income tax consequences for U.S. shareholders.

Investors in Initial Units, Oversubscription Units, our common shares, or warrants to acquire our common shares that are U.S. taxpayers (referred to as a U.S. shareholder) should be aware that based on current business plans and financial expectations, we expect that we will be a PFIC for the year ending December 31, 2013, and may be a PFIC in subsequent years.  We will use commercially reasonable efforts to provide information as to our status as a PFIC and the PFIC status of any subsidiary in which the Company owns more than 50% of such subsidiary’s total aggregate voting power to U.S. shareholders who make a written request for such information.

If we are a PFIC for any year during a U.S. shareholder’s holding period, then such U.S. shareholder generally will be subject to a special, highly adverse tax regime with respect to so-called “excess distributions” received on our common shares.  Gain realized upon a disposition of our common shares (including upon certain dispositions that would otherwise be tax-free) also will be treated as excess distributions.

The portion of any excess distribution, including gains treated as excess distributions, would be allocated ratably to the U.S. shareholder’s holding period.  The portion allocated to the current year and to prior years before we first became a PFIC would be includible as ordinary income in the current year.  The portion allocated to all other prior years would be taxed at the highest marginal rate applicable to ordinary income for each such year (regardless of the U.S. shareholder’s actual marginal rate for that year and without reduction by any losses or loss carryforwards) and would be subject to interest charges to reflect the value of the U.S. income tax deferral.

A U.S. shareholder may make a “qualified electing fund” election (“QEF election”) or a “mark-to-market” election with respect to our common shares to mitigate the adverse tax rules that apply to PFICs, but these elections may accelerate the recognition of taxable income and may result in the recognition of ordinary income.  A U.S. shareholder who makes a QEF election generally must report on a current basis its pro rata share of our net capital gain and ordinary earnings for any year in which we are a PFIC, whether or not we distribute any amounts to our shareholders.  A U.S. shareholder may make a QEF election only if the U.S. shareholder receives certain information (known as a “PFIC annual information statement”) from us annually.  We will use commercially reasonable efforts to make available to a U.S. shareholder, upon written request, an accurate PFIC annual information statement for each year in which we are a PFIC.  A U.S. shareholder who makes the mark-to-market election generally must include as ordinary income each year the excess of the fair market value of our common shares over the U.S. shareholder’s basis therein.

A U.S. shareholder may not make a QEF election with respect to warrants to acquire our common shares or Oversubscription Units.  As a result, if we are a PFIC at any time during which a U.S. shareholder owns warrants to acquire our common shares or Oversubscription Units, the U.S. shareholder will not be able to make a normal QEF election with respect to the common shares acquired upon exercise of such warrants or Oversubscription Units.  Such a U.S. shareholder could, however, make a special “deemed sale” election with respect to the common shares under which the U.S. shareholder would recognize inherent gain in the common shares acquired on exercise of such warrants or  Oversubscription Units as an excess distribution at the time of the election.  Such a deemed sale election generally can be made only if the U.S. shareholder owns our common shares on the first day of our taxable year in which the election is to be effective.

A U.S. shareholder may not make a mark-to-market election with respect to warrants to acquire our shares or Oversubscription Units.  A U.S. shareholder may be able to make a mark-to-market election with respect to common shares acquired upon exercise of such warrants or Oversubscription Units; however, this election would require the U.S.

shareholder to recognize inherent gain in the common shares acquired on exercise of the warrants as an excess distribution at the time of the election.

Additional special adverse rules also apply to U.S. shareholders who own our common shares if we are a PFIC and have a non-U.S. subsidiary that is also a PFIC.  Special adverse rules that impact certain estate planning goals could apply to our common shares if we are a PFIC.  Each U.S. shareholder should consult its own tax advisor regarding the U.S. federal, U.S. federal alternative minimum, U.S. federal estate and gift, and U.S. state and local consequences of the PFIC rules and the acquisition, ownership, and disposition of Initial Units, Oversubscription Units, our common shares, or warrants to acquire our common shares if we are or become a PFIC.

USE OF PROCEEDS

We estimate that our net proceeds from the sale of the Initial Units offered pursuant to this prospectus supplement will be approximately $7.5 million, after deducting placement agent fees and the estimated offering expenses that are payable by us.  If the Oversubscription Units are purchased, our net proceeds from the sale of the Oversubscription Units will be approximately $3.8 million, after deducting placement fees and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for exploration and development of the Bear Lodge REE Project, including permitting studies and contractor engagement, engineering and pilot plant studies, and completion of a feasibility study, and for working capital requirements and other general corporate purposes.

Pending any use, as described above, we intend to invest the net proceeds in high-quality, short-term, interest-bearing securities.

DIVIDEND POLICY

We have never declared or paid cash dividends on our common shares.  We currently intend to retain our future earnings, if any, for use in our business and therefore do not anticipate paying cash dividends in the foreseeable future.  Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion.

DILUTION

If you invest in Units, your interest will be immediately and substantially diluted to the extent of the difference between the offering price per Unit and our pro forma net tangible book value per common share after giving effect to this offering.  Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of our common shares in this offering and the net tangible book value per common share immediately after this offering.

Our net tangible book value at June 30, 2013 was $28.7 million, or $0.64 per common share.  After giving effect to the sale of 2,677,376 Initial Units in this offering, our as adjusted net tangible book value as of June 30, 2013 would have been $36.2 million, or approximately $0.76 per common share.  This represents an immediate increase in net tangible book value of $0.12 per common share to our already existing stockholders and an immediate dilution in net tangible book value of $2.23 per common share to purchasers of Initial Units in this offering.

The following table illustrates this per share dilution as a result of the issuance of Initial Units:

Offering price per Initial Unit		$2.99
Net tangible book value per share as of June 30, 2013	$0.64
Increase per share attributable to Initial Units sold in this offering	$0.12
As adjusted net tangible book value per common share as of June 30, 2013		$0.76
Dilution in net tangible book value per share to new investors purchasing Initial Units in this offering		$2.23

The issuance of Oversubscription Units, if any, would also give rise to dilution, assuming issuance of all of the Oversubscription Units at the Floor Price.  The net tangible book value at June 30, 2013, after giving effect to the sale of Initial Units, was $36.2 million, or $0.76 per common share.  After giving effect to the sale of 1,606,426 Oversubscription Units in this offering, our as adjusted net tangible book value as of June 30, 2013 would have been $40.0 million, or approximately $0.81 per common share.  This represents an immediate increase in net tangible book value of $0.05 per common share to then existing stockholders (including the purchasers of Initial Units) and an immediate dilution in net tangible book value of $1.68 per common share to the purchasers of Oversubscription Units in this offering.

The following table illustrates this per share dilution as a result of issuance of Oversubscription Units:

Offering price per Oversubscription Unit		$2.49
Net tangible book value per share as of June 30, 2013 (after giving effect to the issuance of the Initial Units)	$0.76
Increase per share attributable to Oversubscription Units sold in this offering	$0.05
As adjusted net tangible book value per common share as of June 30, 2013		$0.81
Dilution in net tangible book value per share to new investors purchasing Oversubscription Units in this offering		$1.68

The above tables are based on 44,949,869 shares outstanding as of June 30, 2013 and exclude:

•

4,315,400 common shares subject to outstanding employee stock options having a weighted average exercise price of $6.05 per share; and

•

2,356,091 common shares that have been reserved for issuance upon exercise of warrants to be issued in this offering at an assumed weighted average exercise price of $3.89 per share.

To the extent that any options or warrants are exercised, new options are issued under our employee incentive plans, or we otherwise issue additional common shares in the future, at a price less than the public offering price of Initial Units or Oversubscription Units, there will be further dilution to new investors.

PRICE RANGE OF OUR COMMON SHARES

The following table sets forth the high and low sales prices, or bid information, of our common shares for the periods indicated, as reported by the TSX:

Period	High CDN$	Low CDN$

Fiscal year ending December 31, 2013
First Quarter	$ 3.85	$ 2.05
Second Quarter	2.52	1.72
Third Quarter (through September 24, 2013)	3.60	1.75

Six-month transition period ended December 31, 2012
First Quarter	5.28	3.07
Second Quarter	4.86	3.04

Fiscal year ended June 30, 2012
First Quarter	11.13	5.27
Second Quarter	7.63	3.16
Third Quarter	8.00	3.20
Fourth Quarter	6.76	3.78

Period	High CDN$	Low CDN$

Fiscal year ended June 30, 2011
First Quarter	9.90	1.96
Second Quarter	17.24	7.08
Third Quarter	17.85	9.47
Fourth Quarter	15.92	8.81

The following table sets forth the high and low sales prices, or bid information, of our common shares for the periods indicated, as reported by the NYSE MKT:

Period	High US$	Low US$

Fiscal year ending December 31, 2013
First Quarter	$ 3.86	$ 2.00
Second Quarter	2.54	1.71
Third Quarter (through September 24, 2013)	3.50	1.75

Six-month transition period ended December 31, 2012
First Quarter	5.20	3.05
Second Quarter	4.96	3.03

Fiscal year ended June 30, 2012
First Quarter	11.80	5.05
Second Quarter	7.53	3.08
Third Quarter	8.02	3.11
Fourth Quarter	6.64	3.69

Fiscal year ended June 30, 2011
First Quarter	9.58	1.15
Second Quarter	17.62	7.02
Third Quarter	17.92	9.55
Fourth Quarter	16.55	9.00

As of September 24, 2013, the closing price per share for our common shares as reported by the NYSE MKT was $3.32 and as reported by the TSX was CDN$3.45.

DESCRIPTION OF SECURITIES

Description of Units

We entered into a Securities Purchase Agreement dated as of September 24, 2013 with the purchasers providing for the issuance to such purchasers of 2,677,376 Initial Units and, if the purchasers so elect, up to 1,606,426 Oversubscription Units.  Each Unit will consist of one common share and one warrant to purchase 0.5 common shares.

The total purchase price for the Initial Units will be $8,000,000.  The purchase price for each Initial Unit will be $2.988, which is 90% of the closing price of the common shares on the NYSE MKT on the Purchase Date.

The total purchase price for the Oversubscription Units will be $4,000,000.  The purchasers are entitled to elect (the “Oversubscription Election”) to purchase Oversubscription Units within 60 days of the closing of the Initial Units.  The purchase price for each Oversubscription Unit will be equal to 90% of the closing price of our common shares on the NYSE MKT on the trading day immediately prior to the date of the Oversubscription Election; provided, however, that the purchase price for each Oversubscription Unit may not be less than $2.49 (the “Floor Price”).

The Units will not be certificated, and will not be listed for trading on any securities exchange.  The common shares and warrants comprising the Unit are immediately separable and will be issued separately, but will be purchased together in the offering.  The Units, the common shares, the warrants and the common shares underlying the warrants are being issued pursuant to this prospectus supplement and related prospectus in the United States but will be offered pursuant to a private placement exemption under Canadian securities laws and will be subject to a four-month hold period in Canada.

Pursuant to the Securities Purchase Agreement, the purchasers will have the right, for a period of 12 months following the closing of the Initial Units, to participate in any future financings of the Company consisting of issuances of common shares or common share equivalents for cash consideration, or indebtedness (other than issuances pursuant to employee stock plans, outstanding convertible securities and warrants or warrants issued hereunder, Strategic Transactions and at-the-market facility agency arrangements involving a registered broker dealer) for up to $5,714,286 of any such financing, subject to regulatory requirements, on the same terms as other investors in such financing.  “Strategic Transaction” means any transaction with another mining company or any other company that is interested in an off-take agreement or joint venture arrangement or any investment from a source of funds originating from the State of Wyoming (such as a Wyoming resident or funds that originated from the State of Wyoming); provided that any such investment from a Wyoming source shall not be on terms, including pricing terms, less favorable to us than those terms provided in the offering of Units made pursuant to this prospectus supplement.

The Securities Purchase Agreement also prohibits us, for a period of 60 days following the closing of the Initial Units, from issuing any common shares or common share equivalents, other than issuances pursuant to employee stock plans, outstanding convertible securities and warrants or Strategic Transactions.  For a period of one year following the closing of the Initial Units, we are prohibited from engaging in variable rate transactions, including equity lines of credit.

The Securities Purchase Agreement also provides that each purchaser in this offering is prohibited from beneficially owning more than 9.9% of our outstanding common shares, and may not act in concert to influence the voting, control or policies of the Company.

The purchasers may not elect to purchase Oversubscription Units to the extent that such purchase would cause the aggregate number of common shares issued or issuable in this offering (including the Agent’s Warrants) to exceed 19.999% of the number of common shares outstanding immediately prior to the closing date for the Initial Units.

The description above summarizes the material terms and provisions of the Securities Purchase Agreement.  However, this summary is subject to and qualified in its entirety by the Securities Purchase Agreement, which will be filed on a Current Report on Form 8-K that is incorporated herein by reference.

Description of Common Shares

Common shares will be issued as part of the Units, and will also be issuable upon exercise of the Agent’s Warrants and the warrants included in the Units.

We are authorized to issue an unlimited number of common shares, without par value.  As of September 24, 2013, we had 44,949,869 common shares issued and outstanding.   All common shares are of the same class and, once issued, rank equally as to dividends, voting powers, and participation in assets.

Dividend Rights.  Holders of common shares are entitled to receive such dividends as may be declared from time to time by our board of directors, in its discretion, out of funds legally available therefor.

Voting Rights.  Holders of common shares are entitled to one vote for each share held of record on all matters to be acted upon by the shareholders.

Election of Directors.  In accordance with the Business Corporation Act (British Columbia) (the “BCA”), directors are elected by a plurality of the votes cast by the holders of our common shares in a meeting at which a quorum is present. “Plurality” means that the individuals who receive the largest number of votes cast are elected as directors, up to the maximum number of directors to be chosen at the meeting.

Liquidation.  Upon liquidation, dissolution or winding up of the Company, holders of common shares are entitled to receive pro rata the assets of the Company, if any, remaining after payments of all debts and liabilities.

Redemption.  No common shares have been issued subject to call or assessment.  There are no pre-emptive or conversion rights and no provisions for redemption or purchase for cancellation, surrender, or sinking or purchase funds.

Changes to Authorized Share Structure.  Under Article 9 of our Articles, and subject to the BCA, we  may alter our authorized share structure by ordinary resolution. These ordinary resolutions may:

•

create one or more classes or series of shares or, if none of the shares of a series of a class or series of shares are allotted or issued, eliminate that class or series of shares;

•

increase, reduce or eliminate the maximum number of shares that we are authorized to issue out of any class or series of shares or establish a maximum number of shares that we are authorized to issue out of any class or series of shares for which no maximum is established;

•

subdivide or consolidate all or any of its unissued, or fully paid issued, shares;

•

if we are authorized to issue shares of a class or shares with par value:

•

decrease the par value of those shares; or

•

if none of the shares of that class of shares are allotted or issued, increase the par value of those shares;

•

change all or any of its unissued, or fully paid issued, shares with par value into shares without par value or any of its unissued shares without par value into shares with par value;

•

alter the identifying name of any of its shares; or

•

otherwise alter its share or authorized share structure when required or permitted to do so by the BCA.

•

Subject to Article 9.2 of our Articles and the BCA, we may by ordinary resolution:

•

create special rights or restrictions for, and attach those special rights or restrictions to, the shares of any class or series of shares, whether or not any or all of those shares have been issued; or

•

vary or delete any special rights or restrictions attached to the shares of any class or series of shares, whether or not any or all of those shares have been issued.

General.  All outstanding common shares are, and the common shares offered by this prospectus supplement or obtainable upon exercise of warrants offered hereby, if issued in the manner described in this prospectus supplement and the Common Share Purchase Warrant or the Agent’s Warrant, as applicable, will be, fully paid and non-assessable.

Description of Warrants

Each Unit that is issued will contain a warrant to purchase 0.5 common shares.  Each full warrant will entitle the holder thereof, upon exercise in accordance with its terms, to purchase one common share of the Company.  The Initial Units will include warrants entitling the holders thereof to purchase an aggregate of 1,338,688 common shares.  If all Oversubscription Units are purchased at the Floor Price, the Oversubscription Units will include warrants entitling the holders to purchase an aggregate of 803,213 common shares.  In addition, the Agent will be issued Agent’s Warrants to purchase 5% of the number of Units purchased in this offering.  If all Units are subscribed, the Agent’s Warrants will entitle the Agent to purchase 214,190 common shares.

Each warrant issued as part of the Initial Units will have an exercise price of $4.15, which is 125% of the closing price of our common shares on the Purchase Date.  Each warrant issued as part of the Oversubscription Units will have an exercise price equal to 125% of the closing price on the trading day immediately prior to the Oversubscription Election, but no less than $3.46 per share.  Each warrant is exercisable six months after issuance, and remains exercisable through and including the third anniversary of its issuance.  We are not required to issue fractional common shares upon the exercise of the warrants.  The warrants may be transferred independent of the common shares included in the Unit they were issued with.

The warrants will not be listed for trading on any securities exchange.

Prior to the exercise of any warrants, holders of such warrants will not have any rights of holders of the common shares purchasable upon such exercise, including the right to receive payments of dividends or the right to vote such common shares.

The number of warrant shares that may be acquired by any holder upon any exercise of the warrant shall be limited to the extent necessary to ensure that, following such exercise, the total number of common shares then beneficially owned by such holder and its affiliates and any other persons whose beneficial ownership of common shares would be aggregated with the holders for purposes of Section 13(d) of the Exchange Act, does not exceed 9.99% of the total number of issued and outstanding common shares (including for such purpose the common shares issuable upon such exercise).

We are required to use our best efforts to maintain the effectiveness of a registration statement registering the issuance of common shares upon exercise of the warrants.  Warrant holders are entitled to a net exercise option if, at any time of exercise, there is no effective registration statement registering, or no current prospectus available for, the issuance of common shares underlying the warrants and such registration statement or prospectus has been unavailable for more than, in the aggregate during the term of the warrants, five trading days, during which period the holder shall not exercise its warrants.  A net exercise entitles the warrant holders to elect to receive fewer common shares without paying the cash exercise price.

The exercise price and the number of common shares purchasable upon the exercise of the warrants are subject to adjustment upon the occurrence of specific events, including stock dividends, stock splits, business combinations and reclassifications of our common shares.

The material terms and provisions of the warrants being offered pursuant to this prospectus supplement are summarized herein.  This summary is subject to and qualified in its entirety by the form of Common Share Purchase Warrant which will be provided to each purchaser in this offering and will be filed on a Current Report on Form 8-K that is incorporated herein by reference.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a general summary of the material U.S. federal income tax consequences of the acquisition, ownership, and disposition of Initial Units, Oversubscription Units, our common shares, and warrants to acquire our common shares (which we refer to in this summary as “warrants”), but it does not purport to be a complete analysis of all the potential tax consequences relating thereto.  In this summary, we refer to Initial Units, Oversubscription Units, our common shares, and warrants as “our securities.”

This summary applies only to persons who acquire our securities in this offering and acquire our common shares upon the exercise of warrants received with respect to Initial Units or Oversubscription Units acquired in this offering.

This summary is based on U.S. tax laws, including the Internal Revenue Code of 1986, as amended (the “Code”), Final and Proposed Treasury Regulations promulgated under the Code, rulings, judicial decisions, and administrative pronouncements, all as of the date of this prospectus supplement, and all of which are subject to change or changes in interpretation, possibly with retroactive effect.

This summary is limited to U.S. Holders (as defined below) that hold our securities as capital assets within the meaning of Section 1221 of the Code (i.e., generally, as property held for investment purposes).  This summary does not address all aspects of U.S. federal income taxation that may apply to holders that are subject to special tax rules, including: persons that are not U.S. Holders (as defined below); certain U.S. expatriates; insurance companies; tax-exempt entities; banks and other financial institutions; persons subject to the alternative minimum tax; regulated investment companies; securities broker-dealers or dealers; traders in securities who elect to apply a mark-to-market method of accounting; persons that own (directly, indirectly or by attribution) 10 percent or more of our outstanding share capital or voting stock; partnerships or other pass-through entities or a person who is an investor in such an entity; persons holding our securities as part of a straddle, hedging, constructive sale, synthetic security, integrated or conversion transaction; persons who acquire Initial Units or Oversubscription Units as compensation; and, persons whose functional currency is not the U.S. dollar.  Such holders may be subject to U.S. federal income tax consequences different from those set forth below.  This summary assumes that we are not, and will not become, a controlled foreign corporation for U.S. federal income tax purposes.

We have not sought any ruling from the Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with these statements and conclusions.

Each holder of our securities that is not a U.S. Holder (as defined below) should consult with its own tax adviser regarding the U.S. federal, state, and local tax consequences of the the acquisition, ownership, and disposition of our securities.

This summary does not discuss all of the aspects of U.S. federal income taxation that may be relevant to a U.S. Holder in light of the U.S. Holder’s particular circumstances.  In addition, this summary does not discuss any U.S. state or local income, foreign income, estate, gift, generation-skipping or other tax consequences, nor does it discuss the effect of any tax treaty.

If a partnership (including for this purpose any entity treated as a partnership for U.S. federal income tax purposes) acquires, owns, or disposes of our securities, the tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of the partnership.  Such partnerships and partners are urged to consult their own tax advisors regarding the specific tax consequences of the acquisition, ownership, and disposition of our securities.

We urge all prospective holders to consult their tax advisors regarding the U.S. federal, state, local and non-U.S. income, estate and other tax consequences of the acquisition, ownership, and disposition of our securities.

Definition of U.S. Holder

As used herein, the term “U.S. Holder” means a beneficial owner of our securities that is (a) an individual citizen or resident of the United States for U.S. federal income tax purposes; (b) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia; (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (d) a trust, if (i) a court within the United States can exercise primary supervision over the administration of the trust and one or more U.S. persons are authorized to control all substantial decisions of the trust or (ii) a valid election is in effect under applicable Treasury Regulations to treat such trust as a United States person.

Allocation of Unit Purchase Price

For U.S. federal income tax purposes, the acquisition of an Initial Unit or Oversubscription Unit will be treated as an acquisition of two components: a common share and a warrant (or portion thereof) to purchase common shares.  The purchase price for each Initial Unit purchased should be allocated in proportion to the respective fair market values, at the time of purchase of the Initial Unit, among the common share and warrant that comprise the Initial Unit and to the right to purchase the Oversubscription Unit that results from purchasing the Initial Unit.  The purchase price for each Oversubscription Unit purchased (including the purchase price for the Initial Unit to the extent allocated to the right to purchase an Oversubscription Unit) should be allocated in proportion to the respective fair market values, at the time of purchase of the Oversubscription Unit, to the common share and warrant that comprise the Oversubscription Unit.  Such allocations will establish your initial tax basis in the common shares and warrants that comprise the Initial Units and Oversubscription Units.  Pursuant to Treasury Regulations, we may be required to provide a statement to transferees (including brokers) of our securities that includes the acquisition date and adjusted basis of the transferred securities.

Passive Foreign Investment Company Rules

In General.  A foreign corporation is passive foreign investment company (a “PFIC”) if, for any taxable year, either (i) 75% or more of its gross income is “passive income,” which includes interest, dividends and certain rents and royalties or (ii) the average percentage, by fair market value (or, if the corporation is not publicly traded and makes an election, by adjusted tax basis), of its assets that produce or are held for the production of passive income is 50% or more.  We expect that we will be a PFIC for the year ending December 31, 2013, and may be a PFIC in subsequent years.

A U.S. Holder who has owned our securities during any portion of a taxable year in which were a PFIC generally must continue to treat the Company as a PFIC (and will continue to be subject to the tax rules for excess distributions described below) even if we cease to be a PFIC in a later year.  We will use commercially reasonable efforts to provide information as to our status as a PFIC and the PFIC status of any subsidiary in which we own more than 50% of such subsidiary’s total aggregate voting power to U.S. Holders who make a written request for such information.

Taxation of Excess Distributions.  If we are a classified as a PFIC for any taxable year, the so-called “excess distribution” regime will apply to any U.S. Holder that does not make a QEF election or mark-to-market election, as described below.  Under the excess distribution regime, (i) any gain the U.S. Holder realizes on the sale or other disposition of common shares or, pursuant to Proposed Regulations, on the sale or other disposition of warrants or Oversubscription Units, and any “excess distribution” that we make to such holder (generally, any distributions to such holder in respect of our common shares, warrants, or Oversubscription Units during a single taxable year that are greater than 125% of the average annual distributions received by such holder in the three preceding years or, if shorter, such holder’s holding period for such common shares, warrants, or Oversubscription Units), will be treated as ordinary income that was earned ratably over each day in such holder’s holding period for the common shares, warrants, or Oversubscription Units; (ii) the portion of any excess distributions allocated to the current year or prior years before the first day of the first taxable year beginning after December 31, 1986, in which we became a PFIC would be includible by the U.S. Holder as ordinary income in the current year; (iii) the portion of such gain or distribution that is allocable to prior taxable years during which we were a PFIC will be subject to tax at the highest rate applicable to ordinary income for the relevant taxable year, regardless of the tax rate otherwise applicable to such holder and without reduction for deductions or loss carryforwards; and (iv) the interest charge generally applicable to underpayments of tax will be imposed with respect of the tax attributable to each such year.

Under Proposed Regulations, for purposes of the excess distribution regime a U.S. Holder’s holding period for common shares acquired upon exercise of warrants or Oversubscription Units will generally include the period during which the U.S. Holder owned the warrants or Oversubscription Units, even though a U.S. Holder may not make a QEF election or mark-to-market election (as discussed below) with respect to warrants or Oversubscription Units.  The interest charge discussed above generally will be a non-deductible interest expense for individual taxpayers.

Elections with Respect to PFIC Shares.  Certain elections may be available with respect to our common shares (the so-called “QEF,” “mark-to-market,” and “deemed sale” elections) if we are a PFIC, but these elections may accelerate the recognition of taxable income and may result in the recognition of ordinary income.  The QEF and mark-to-market elections cannot be made with respect to warrants or Oversubscription Units.

QEF Election.  If a U.S. Holder makes for any tax year a timely election to treat a PFIC as a QEF (a “QEF election”) with respect to such holder’s interest therein, the above-described rules regarding excess distributions generally will not apply.  Instead, the electing U.S. Holder would include annually in its gross income its pro rata share of the PFIC’s ordinary earnings and any net capital gain regardless of whether such income or gain was actually distributed.  A QEF election is generally timely filed only if it is made for the first year in the U.S. Holder’s holding period for our shares in which we were a PFIC (including the U.S. Holder’s holding period for warrants or Oversubscription Units that were used to acquire common shares).  Special rules apply to U.S. Holders who own their interests in a PFIC through intermediate entities or persons.  A U.S. Holder may make a QEF election only if the U.S. Holder receives certain information (known as a “PFIC annual information statement”) from us annually.  We will use commercially reasonable efforts to make available to a U.S. Holder, upon written request, for each year in which the Company is a PFIC the information and documentation required for the U.S. Holder to determine their U.S. federal income tax liability with respect to the Company if the U.S. Holder has made a QEF election.

However, a U.S. Holder may not make a QEF election with respect to warrants or Oversubscription Units.  As a result, if we are a PFIC at any time during which a U.S. Holder owns warrants or Oversubscription Units, the U.S. Holder will not be able to make a normal QEF election with respect to our common shares acquired upon exercise of such warrants or Oversubscription Units.  Such a U.S. Holder could, however, make a special “deemed sale” election with respect to the common shares acquired on exercise of the warrants or Oversubscription Units under which the U.S. Holder would recognize inherent gain in the common shares as an excess distribution at the time of the election.  Such a deemed sale election generally can be made only if a U.S. Holder owns our common shares on the first day of our taxable year in which the election is to be effective.

U.S. Holders are advised to consult their own financial advisors, legal counsel, or accountants regarding the QEF election or deemed sale election before making either election.

Mark-to-Market Election.  A U.S. Holder of common shares may also elect to recognize any gain or loss on its common shares on a mark-to-market basis at the end of each taxable year, so long as the common shares are regularly traded on a qualifying exchange.  The mark-to-market election may not be made with respect to warrants or Oversubscription Units.  A U.S. Holder may make a mark-to-market election with respect to common shares acquired upon the exercise of warrants or Oversubscription Units; however, this election would require the U.S. Holder to recognize inherent gain in the common shares as an excess distribution (under the rules described previously) at the effective time of the election.  We cannot provide assurance that our common shares will be regularly traded on a qualifying exchange for years in which we may be a PFIC.

If a mark-to-market election is made, the excess distribution regime will not apply to amounts received with respect to the common shares from and after the effective time of the election, and any mark-to-market gains or gains on disposition will be treated as ordinary income.  Mark-to-market losses and losses on disposition will be treated as ordinary losses to the extent of the U.S. Holder’s prior net mark-to-market gains.  Losses in excess of prior net mark-to-market gains will generally not be recognized.  The mark-to-market election must be made by the due date (as may be extended) for filing the U.S. Holder’s federal income tax return for the first year in which the election is to take effect.  A mark-to-market election applies to all future years of an electing U.S. Holder during which the shares are regularly traded on a qualifying exchange, unless revoked with the IRS’s consent.

U.S. Holders are advised to consult their own financial advisors, legal counsel, or accountants regarding the mark-to-market election before making such election.

Special Rules for Lower-Tier PFICs.  Special adverse rules apply to U.S. Holders of our common shares for any year in which we are a PFIC and own or dispose of shares in another corporation that is also a PFIC (a “lower-tier PFIC”).

A U.S. Holder who owned our common shares while were a PFIC will be taxable under the excess distribution rules described above with respect to any gain that we recognize from a disposition of shares in a lower-tier PFIC, or if the U.S. Holder disposes of all or part of its common shares.  Moreover, a QEF election or mark-to-market election that is made for our common shares would not apply to a lower-tier PFIC.  While a separate QEF election may be made for a lower-tier PFIC, we may not be in possession of and thus may not be able to provide the financial information to U.S. Holders that would allow them to make a QEF election for any lower-tier PFIC.

A U.S. Holder who makes a QEF election for our common shares will be taxable under the excess distribution regime on gain that we recognize on the sale of shares of a lower-tier PFIC, but will not also be taxable on such gain under the QEF rules.  However, any U.S. Holder of common shares who makes a mark-to-market or deemed sale election for our common shares could be subject to the PFIC rules with respect to income of the lower-tier PFIC, even though the value of the lower-tier PFIC already was subject to tax via mark-to-market or deemed sale adjustments.

Certain Transfers.  The IRS has issued Proposed Regulations that, subject to certain exceptions, would treat certain transfers of our common shares, warrants, or Oversubscription Units that are generally not otherwise taxed by a U.S. Holder that has not made a timely QEF election or mark-to-market election as a taxable disposition, including gifts, exchanges pursuant to corporate reorganizations, pledges, and transfers at death.  Generally, in such cases, the basis of our common shares, warrants, or Oversubscription Units in the hands of the transferee and the basis of any property received in the exchange for such common shares, warrants, or Oversubscription Units would be increased by the amount of gain recognized.  The specific tax effect to the U.S. Holder and the transferee may vary based on the manner in which the common shares, warrants, or Oversubscription Units are transferred.

Reporting.  U.S. Holders who own common shares during any year in which we are a PFIC must file IRS Form 8621 with their U.S. federal income tax return for each year in which such holder owns common shares and either recognizes gain on a disposition of such common shares, receives certain distributions from us, or makes an election with respect to PFIC status.  Pursuant to Section 1298(f) of the Code, all U.S. Holders may be required to provide annual information regarding ownership of an interest in a PFIC.  As of the date hereof, the IRS has suspended the reporting requirements imposed under Code Section 1298(f) for PFIC shareholders that are not otherwise required to file IRS Form 8621.

Status of Proposed Regulations.  The Proposed Regulations applicable to PFICs state that they are to be effective for transactions occurring on or after April 11, 1992.  If these Proposed Regulations are adopted in their current form, the tax consequences to a U.S. Holder should be as set forth in the preceding paragraphs.  However, because the Proposed Regulations have not yet been adopted in final form, they are not currently effective and there is no assurance they will be finally adopted in the form and with the effective date proposed.  Nevertheless, the IRS has announced that, in the absence of Final Treasury Regulations, taxpayers may apply reasonable interpretations of the Code provisions applicable to PFICs and that it considers the rules set forth in the Proposed Regulations to be reasonable interpretations of those Code provisions.

Sale or Disposition of Common Shares or Warrants if the PFIC Rules Do Not Apply

If the PFIC rules discussed above do not apply to the sale or disposition of common shares, warrants, or Oversubscription Units, the difference between the amount received and the adjusted tax basis of the common shares, warrants, or Oversubscription Units will be gain or loss.  If the common shares, warrants, or Oversubscription Units are capital assets in the hands of the U.S. Holder, such gain or loss will be capital gain.

Capital gain or loss with respect to common shares, warrants, or Oversubscription Units generally will be long-term capital gain or loss if the holding period for the common shares, warrants, or Oversubscription Units giving rise to such gain or loss exceeds one year.  Under current law, long-term capital gains realized by individual U.S. Holders are taxed at reduced rates.  Short-term capital gains are taxed at ordinary income rates.  The deductibility of capital losses is subject to significant limitations.

Dividends

We do not expect to pay dividends in the immediate or foreseeable future.  However, subject to the discussion above regarding the “Passive Foreign Investment Company Rules”:

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A U.S. Holder must include in gross income as dividend income the gross amount of any distribution (including the amount of any foreign withholding tax thereon) paid by us out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) with respect to our common shares.  Such distributions are taxable to a U.S. Holder when the U.S. Holder actually or constructively receives the distribution.

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If we are a PFIC in the taxable year in which we pay a dividend or the immediately preceding taxable year, dividends received by non-corporate U.S. Holders generally will be subject to U.S. federal income tax at ordinary income tax rates.

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If we are not a PFIC in the taxable year in which we pay a dividend or the immediately preceding taxable year, dividends paid to a non-corporate U.S. Holder in a taxable year will be taxed to such U.S. Holder at the rates applicable to long-term capital gains as “qualified dividend income” so long as our common shares are readily tradable on an established securities exchange within the United States or we are eligible for benefits under the U.S.-Canada income tax treaty (the “Treaty”).  We will be eligible for benefits under the Treaty if the principal class of our shares is primarily and regularly traded on or more recognized stock exchanges.  However, dividend income will not be qualified dividend income (and will be taxed at ordinary income rates) if (i) the U.S. Holder has not held its common shares for at least 61 days during the 121-day period beginning 60 days before the ex-dividend date; (ii) our common shares are not readily tradable on an established securities market; (iii) the company is a passive foreign investment company for the taxable year in which the dividend is paid or in the preceding taxable year; or, (iv) we are not eligible for benefits under the Treaty and our stock is not readily tradable on an established securities exchange within the United States.

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Dividends paid to a corporate U.S. Holder will be taxed as ordinary income and will not generally be eligible for the dividends received deduction.

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Distributions in excess of our current and accumulated earnings and profits (as determined for U.S. federal income tax purposes) will be treated as a non-taxable return of capital to the extent of the U.S. Holder's adjusted tax basis in its common shares and thereafter as capital gain.

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The amount of any distribution paid in foreign currency (including the amount of any foreign withholding tax thereon) generally will be includible in the gross income of a U.S. Holder in an amount equal to the U.S. dollar value of the foreign currency, calculated by reference to the spot rate in effect on the date of receipt by the U.S. Holder, regardless of whether the foreign currency is converted into U.S. dollars on such date.  Special rules govern and specific elections are available to accrual method taxpayers to determine the U.S. dollar amount includible in income in the case of taxes withheld in a foreign currency.  Accrual basis taxpayers are therefore urged to consult their own tax advisors regarding the requirements and elections applicable in this regard.

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For foreign tax credit limitation purposes, at least a portion of the dividends paid by us generally would be U.S. source income if, and to the extent that, more than a de minimis amount of our earnings and profits out of which the dividends are paid is from sources within the United States.  The remaining portion of the dividends paid by us will be income from sources outside the United States.  The use of foreign tax credits is subject to complex conditions and limitations.  In lieu of a credit, a U.S. Holder who itemizes deductions may elect to deduct all of such holder’s foreign taxes in the taxable year such foreign taxes are paid or deemed paid.  A deduction does not reduce U.S. tax on a dollar-for-dollar basis like a tax credit, but the deduction for foreign taxes is not subject to the same limitations applicable to foreign tax credits.  U.S. Holders are urged to consult their own tax advisors regarding the availability of foreign tax credits.

Tax Rates Applicable to Ordinary Income and Capital Gains of Non-Corporate U.S. Holders

Ordinary income and short-term capital gains of non-corporate U.S. Holders are generally subject to U.S. federal income tax at rates of up to 39.6%.  Long-term capital gains of non-corporate U.S. Holders are generally subject to U.S. federal income tax at rates of up to 20%.  The deductibility of capital losses is subject to significant limitations.

Exercise of Warrants or Oversubscription Units

Subject to the discussion below regarding cashless exercises of warrants and the discussion above regarding the “Passive Foreign Investment Company Rules,” a U.S. Holder generally will not recognize gain or loss upon the exercise of warrants or Oversubscription Units.  Common shares acquired upon such exercise will have a tax basis equal to the U.S. Holder’s adjusted tax basis in the warrants or Oversubscription Units exercised, increased by the exercise price paid to exercise the warrants or the amount of the purchase price of the Oversubscription Units that is allocable to the common shares (in accordance with the discussion above at “Allocation of Unit Purchase Price”)  and the holding period of such common shares acquired will begin on the date following the date of exercise of the warrants or Oversubscription Units (or possibly the date of exercise).

In certain circumstances, warrants to acquire our common shares may be exercised on a cashless basis.  The tax consequences of a cashless exercise of warrants are not clear under current tax law, and the following discussion is subject to the discussion above regarding the “Passive Foreign Investment Company Rules.” A cashless exercise may be tax-free, either because the exercise is not a gain realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes.  In either tax-free situation, the basis in the common shares received would equal the basis in the warrants exercised.  If the cashless exercise were treated as a recapitalization, the holding period of the common shares received would include the holding period of the warrants exercised.  If the cashless exercise were otherwise treated as not being a gain realization event, the holding period in the common shares received would likely be treated as commencing on the date following the date of exercise (or possibly on the date of exercise) of the warrants.

Alternatively, it is possible that a cashless exercise could be treated as a taxable exchange in which gain or loss would be recognized.  In such event, a U.S. Holder could be deemed to have exchanged for their fair market value a number of warrants equal to a number of common shares having a value equal to the exercise price for the total number of warrants to be exercised (including the deemed surrendered warrants).  A U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the common shares represented by the warrants deemed surrendered and the tax basis in the warrants deemed surrendered.  In this case, the tax basis in the common shares received would equal the sum of the fair market value of the common shares represented by the warrants deemed surrendered and the tax basis in the warrants exercised.  The holding period for the common shares received would commence on the date following the date of exercise (or possibly on the date of exercise) of the warrants.  If we are a PFIC, any gain recognized by a U.S. Holder in connection with a cashless exercise of warrants may be taxed as an excess distribution, as discussed above under “Passive Foreign Investment Company Rules – Taxation of Excess Distributions.”

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law.  Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

Lapse of Warrants or Rights to Purchase Oversubscription Units

If a warrant or the right to purchase an Oversubscription Unit is allowed to lapse unexercised, a U.S. Holder should recognize capital loss equal to such holder’s tax basis in such warrant or Oversubscription Unit.   Such loss will be long-term if the warrant or Oversubscription Unit has been held for more than one year.

Adjustments to Exercise Price

Under Section 305 of the Code, if certain adjustments are made (or not made) to the number of common shares issued upon the exercise of warrants, to the exercise price of a warrant, or to the number of shares or warrants acquired upon exercise of an Oversubscription Unit, a U.S. Holder may be deemed to have received a constructive distribution, which could result in the U.S. Holder recognizing dividend income.

Surtax on Unearned Income

A surtax of 3.8% (the “unearned income Medicare contribution tax”) is imposed on the “net investment income” of certain U.S. citizens and resident aliens, and on the undistributed ‘‘net investment income’’ of certain estates and trusts, in each case in excess of a certain threshold amount.  Net investment income generally includes interest, dividends, royalties, rents, gross income from a trade or business involving “passive” activities, and net gain from disposition of property (other than property held in a “non-passive” trade or business).  Net investment income is reduced by deductions that are properly allocable to such income.

HIRE Act

U.S. Holders should consult their tax advisors regarding the effect, if any, of the Hiring Incentives to Restore Employment Act, which provides disclosure and withholding rules relating to ownership by U.S. persons of financial accounts with foreign financial institutions

U.S. Information Reporting and Backup Withholding

Dividend payments with respect to common shares and the proceeds from the sale, exchange, redemption, or other disposition of common shares may be subject to information reporting to the IRS and U.S. backup withholding.  Certain exempt recipients, including corporations, are not subject to these information reporting requirements.  Backup withholding will not apply to a holder who furnishes a correct taxpayer identification number or certificate of foreign status and who makes any other required certification.  U.S. persons who are required to establish their exempt status generally must provide to us an IRS Form W-9 (Request for Taxpayer Identification Number and Certification).

Backup withholding is not an additional tax.  Amounts withheld as backup withholding may be credited against a U.S. Holder’s U.S. federal income tax liability, and a U.S. Holder may obtain a refund of any excess amounts withheld by filing a timely claim for refund with the IRS and furnishing any required information.

PLAN OF DISTRIBUTION

We have entered into a Securities Purchase Agreement with the purchasers pursuant to which, subject to certain conditions, we will sell directly to the purchasers (i) $8,000,000 of Initial Units consisting of 2,677,376 common shares plus warrants to purchase 1,338,688 common shares and (ii) if the purchasers so elect, $4,000,000 of Oversubscription Units, each unit consisting of one common share plus one warrant to purchase 0.5 common shares.  The purchase price for each Oversubscription Unit will be determined at the date of the Oversubscription Election, and will be 90% of the closing price of the common shares on the NYSE MKT on the date of the Oversubscription Election; provided that the purchase price for each Oversubscription Unit cannot be less than the Floor Price. The Warrants will become exercisable six months after issuance and are exercisable for a period of three (3) years.

H.C. Wainwright & Co., LLC, referred to as the Agent, has entered into a placement agency agreement with us in which they have agreed to act as placement agent in connection with the offering.  The placement agent has no obligation to buy any of the shares from us, but will use its reasonable best efforts to arrange for the sale of the securities offered by this prospectus supplement.  We may not sell the entire amount of Units offered pursuant to this prospectus supplement.

The placement agent will be entitled to a cash fee of 5% of the gross subscription proceeds of this offering paid to us at the respective closings of the Initial Units and the Subscription Units.  The following table shows the per share and total placement agent fees we will pay to the Agent in connection with the sale of the Units, assuming the purchase of both the Initial Units and all of the Oversubscription Units we are offering:

Per Initial Unit	$0.15
Per Oversubscription Unit	$0.12
Total	$600,000

In addition, we agreed to pay the Agent an expense reimbursement of $30,000 on the closing of the Initial Units, and to grant compensation warrants to the Agent to purchase a number of our common shares equal to 5% of the number of Units sold by us in the offering.  The compensation warrants will be substantially on the same terms as the warrants included in the Units offered hereby.

Finally, we agreed with the Agent that, in the event we undertake any future financing in the 12 months following the closing of the Initial Units in which the purchasers in this offering or any of its affiliates participate, the Agent would receive (i) cash compensation equal to 5%  of the gross proceeds of such financing provided by the purchasers or their affiliates and (ii) warrants to purchase a number of common shares determined in a manner comparable to the calculation of Agent’s Warrants in this transaction, based on the terms of such financing.

We negotiated the price for the Units offered in this offering with the purchasers.  The factors considered in determining the price included the recent market price of our common shares, the general condition of the securities market at the time of this offering, the history of, and the prospects, for the industry in which we compete, our past and present operations, and our prospects for future revenues.

The Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”), and any fees or commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act.  As underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act.

These rules and regulations may limit the timing of purchases and sales of shares of common shares by the Agent.  Under these rules and regulations, the Agent:

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may not engage in any stabilization activity in connection with our securities; and

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may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

We have agreed to indemnify the Agent against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and liabilities arising from breaches and representations and warranties contained in the placement agent agreement.  We have also agreed to contribute to payments the Agent may be required to make in respect of such liabilities.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Fasken Martineau DuMoulin LLP of Toronto, Canada.  Davis Graham & Stubbs LLP of Denver, Colorado has provided its opinion as to certain matters related to this offering.  H.C. Wainwright & Co., LLC is being represented in connection with this offering by Ellenoff Grossman & Schole LLP, New York, New York.

EXPERTS

The consolidated balance sheet of the Company as of December 31, 2012 and June 30, 2012, and the consolidated statements of operations and comprehensive loss and cash flows of the Company for the six months ended December 31, 2012, the year ended June 30, 2012 and the cumulative period from June 3, 1999 (Inception) to December 31, 2012 have been incorporated by reference herein in reliance upon the reports of EKS&H, LLLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated balance sheet of the Company as of June 30, 2011, and the consolidated statements of operations and comprehensive loss and cash flows of the Company for each of the years in the two-year period ended June 30, 2011, have been incorporated by reference herein in reliance upon the reports of DeVisser Gray LLP, Chartered Accountants, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The mineral resource estimates and related information of the Company as of March 18, 2013, April 13, 2012 and March 15, 2011 incorporated by reference herein are based upon geological interpretations supplied by the Company to Alan C. Noble, P.E., principal engineer of Ore Reserves Engineering of Lakewood, Colorado and subsequently modified by Ore Reserves Engineering.  Such estimates and related information have been incorporated by reference herein in reliance upon the authority of such firm as experts in such matters.

The mineral resource estimates and related information of the Company as of March 15, 2013, September 10, 2012 and September 28, 2011 incorporated by reference herein are based upon geological interpretations supplied by the Company to Michael P. Richardson, P.E., and subsequently modified by Mr. Richardson.  Such estimates and related information have been incorporated by reference herein in reliance upon the authority of such firm as experts in such matters.

You should rely only on the information incorporated by reference or provided in this prospectus or any supplement to this prospectus.  We have authorized no one to provide you with different information.  We are not making an offer of these securities in any state where the offer is not permitted.  You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file and furnish annual, quarterly and current reports and other information, including proxy statements, with the SEC. You may read and copy any document we file or furnish with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are available to the public on the SEC’s website at www.sec.gov. Our SEC filings are also available through the “Investors” section of our website at www.rareelementresources.com.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered part of this prospectus, and information filed with the SEC subsequent to this prospectus and prior to the termination of the particular offering referred to in such prospectus supplement will automatically be deemed to update and supersede this information. We incorporate by reference into this prospectus and any accompanying prospectus supplement the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act of 1934, as amended (the “Exchange Act”)):

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Transition Report on Form 10-K for the transition period ended December 31, 2012 as filed with the SEC on March 18, 2013;

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Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013, as filed with the SEC on May 7, 2013 and August 9, 2013, respectively;

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Current Reports on Form 8-K filed with the SEC on April 24, April 26, June 7, 2013 and August 6, 2013; and

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The description of our common shares set forth in our registration statement on Form 8-A filed on August 17, 2010, which incorporates by reference the description of our common shares set forth in our registration statement on Form 20-F filed on November 17, 2009, and any amendment or report filed for the purpose of updating such description.

We also incorporate by reference all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing of the registration statement of which this prospectus is a part (including prior to the effectiveness of the registration statement) and prior to the termination of the offering. Any statement in a document incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent a statement contained in this prospectus or any other subsequently filed document that is incorporated by reference in this prospectus modifies or supersedes such statement.

Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 or corresponding information furnished under Item 9.01 or included as an exhibit of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

We will provide without charge upon written or oral request, a copy of any or all of the documents which are incorporated by reference into this prospectus. Requests should be directed to:

Rare Element Resources Ltd.
Attention: Corporate Secretary
225 Union Blvd., Suite 250
Lakewood, Colorado 80228

Except as provided above, no other information, including information on our website, is incorporated by reference in this prospectus.

PROSPECTUS	Filed pursuant to Rule 424(b)(3) Registration No. 333-189235

$50,000,000

Senior Debt Securities

Subordinated Debt Securities

Guarantees of Debt Securities

Common Shares

Warrants

Units

Rare Element Resources Ltd. (the “Company,” “we,” “us,” or “our”) may offer and sell from time to time our senior and subordinated debt securities; senior or subordinated unsecured guarantees of debt securities; common shares, without par value; warrants to purchase any of the other securities that are described in this prospectus or any prospectus supplement hereto; or securities that may be convertible into or exchangeable for other securities of the Company covered hereby, or any combination thereof, for up to an aggregate offering price of $50 million, in one or more transactions.

We will provide specific terms of any offering of securities in one or more supplements to this prospectus. The securities may be offered separately or together in any combination and as separate series. You should read this prospectus and any supplement carefully before you invest.

We may sell securities directly to you, through agents we select, or through underwriters or dealers we select. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement. The net proceeds we expect to receive from an offering of securities will be described in the prospectus supplement relating to that offering.

Our common shares are traded on the NYSE MKT under the symbol “REE” and on the Toronto Stock Exchange under the symbol “RES.”  On July 29, 2013, the last reported sales price of our common shares on NYSE MKT was $2.16 per share and the last reported sales price of our common shares on the Toronto Stock Exchange was CDN$2.23 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on the NYSE MKT, the Toronto Stock Exchange or any securities exchange of the securities covered by that prospectus supplement.

The securities offered in this prospectus involve significant risk. You should carefully consider the matters set forth in “Risk Factors” on page 12 and incorporated by reference to our Transition Report on Form 10-K for the period ended December 31, 2012, as filed with the Securities and Exchange Commission on March 18, 2013, in determining whether to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 30, 2013.

Prospectus

ABOUT THIS PROSPECTUS

3

WHERE YOU CAN FIND MORE INFORMATION

3

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

3

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

5

OUR BUSINESS

6

RISK FACTORS

7

RATIO OF EARNINGS TO FIXED CHARGES

18

USE OF PROCEEDS

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PLAN OF DISTRIBUTION

19

DESCRIPTION OF SENIOR AND SUBORDINATED DEBT SECURITIES

20

DESCRIPTION OF GUARANTEES OF DEBT SECURITIES

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DESCRIPTION OF COMMON SHARES

20

DESCRIPTION OF WARRANTS

29

DESCRIPTION OF UNITS

29

LEGAL MATTERS

29

EXPERTS

29

As used in this prospectus, the terms “Company,” “we,” “our,” “ours” and “us” may, depending on the context, refer to Rare Element Resources Ltd. or to one or more of Rare Element Resources Ltd.’s subsidiaries or to Rare Element Resources Ltd. and its consolidated subsidiaries, taken as a whole. When we refer to “shares” throughout this prospectus, we include all rights attaching to our common shares under any shareholder rights plan then in effect.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC” or the “Commission,” using a “shelf” registration process. Under the shelf registration, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that we may offer. Each time that we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information incorporated by reference in this prospectus before making an investment in our securities. See “Where You Can Find More Information” for more information. We may use this prospectus to sell securities only if it is accompanied by a prospectus supplement.

You should not assume that the information in this prospectus, any accompanying prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of such document.

WHERE YOU CAN FIND MORE INFORMATION

We file and furnish annual, quarterly and current reports and other information, including proxy statements, with the SEC. You may read and copy any document we file or furnish with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are available to the public on the SEC’s website at www.sec.gov. Our SEC filings are also available through the “Investors” section of our website at www.rareelementresources.com.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered part of this prospectus, and information filed with the SEC subsequent to this prospectus and prior to the termination of the particular offering referred to in such prospectus supplement will automatically be deemed to update and supersede this information. We incorporate by reference into this prospectus and any accompanying prospectus supplement the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act of 1934, as amended (the “Exchange Act”)):

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Transition Report on Form 10-K for the transition period ended December 31, 2012 as filed with the SEC on March 18, 2013;

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Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 as filed with the SEC on May 7, 2013;

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Current Reports on Form 8-K filed with the SEC on April 24, April 26 and June 7, 2013; and

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The description of our common shares set forth in our registration statement on Form 8-A filed on August 17, 2010, which incorporates by reference the description of our common shares set forth in our registration statement on Form 20-F filed on November 17, 2009, and any amendment or report filed for the purpose of updating such description.

We also incorporate by reference all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing of the registration statement of which this prospectus is a part (including prior to the effectiveness of the registration statement) and prior to the termination of the offering. Any statement in a document incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent a statement contained in this prospectus or any other subsequently filed document that is incorporated by reference in this prospectus modifies or supersedes such statement.

Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 or corresponding information furnished under Item 9.01 or included as an exhibit of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

We will provide without charge upon written or oral request, a copy of any or all of the documents which are incorporated by reference into this prospectus. Requests should be directed to:

Rare Element Resources Ltd.

Attention: Corporate Secretary

225 Union Blvd., Suite 250

Lakewood, Colorado 80228

Except as provided above, no other information, including information on our website, is incorporated by reference in this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act, and forward-looking information and forward-looking statements within the meaning of applicable Canadian securities laws, with respect to our financial condition, results of operations, business prospects, plans, objectives, goals, strategies, future events, capital expenditures, and exploration and development efforts. Words such as “anticipates,” “expects,” “intends,” “forecasts,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” and similar expressions (including negative and grammatical variations) tend to identify forward-looking statements.

Although we believe that our plans, intentions and expectations reflected in these forward-looking statements are reasonable, we cannot be certain that these plans, intentions or expectations will be achieved. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained in this prospectus.

Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, intentions, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans”, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and may be forward-looking statements.  Forward-looking statements in this prospectus, include, but are not limited to our expectation regarding commencement of a definitive feasibility study for the Bear Lodge Rare Earth Element (“REE”) Project.

Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors which could cause actual events or results to differ from those expressed or implied by the forward-looking statements, including, without limitation, risks related to:

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our history of losses and need for additional financing;

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our lack of history of producing metals from our mineral properties, including our Bear Lodge Property;

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numerous uncertainties that could affect the profitability or feasibility of the Bear Lodge Property;

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the exploration, development, permitting and operations of our Bear Lodge Property;

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increased costs affecting financial condition;

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fluctuations in demand for, and price of, rare earth products;

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an extremely volatile rare earth industry;

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an increase in global supply or predatory pricing and dumping by our competitors, including those located in China;

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the establishment of new uses and markets of rare earth products;

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a shortage of equipment and supplies;

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mining and resource exploration being an inherently dangerous activity;

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operating in the resource industry, which is highly speculative;

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mineral resource and reserve estimates;

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our lack of insurance for our operations;

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mineral operations being subject to market forces outside of our control;

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the permitting, licensing and approval processes for our operations;

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the governmental and environmental regulations;

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future regulation and legislation regarding the mining industry and climate change;

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our land reclamation requirements;

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proposed legislation;

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competition in the mining and rare earth elements industries;

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foreign currency fluctuations;

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dependence on key personnel;

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the potential difficulty of attracting and retaining qualified personnel;

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our executive officers and directors being engaged in other businesses;

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title in our properties;

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enforcement of civil liabilities in the United States;

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our securities; and

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tax consequences to U.S. shareholders.

This list is not exhaustive of the factors that may affect our forward-looking statements. Some of the important risks and uncertainties that could affect forward-looking statements are described further under the section headings “Our Business” and “Risk Factors” in this prospectus and any additional risks or uncertainties described in any prospectus supplements. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Except as required by law, we disclaim any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. We qualify all of the forward-looking statements contained or incorporated by reference in this prospectus by the foregoing cautionary statements.

OUR BUSINESS

Our business is the exploration of mineral properties for future development. Our main asset is our 100% interest in a group of unpatented mining claims and private property, together known as the Bear Lodge Property, located in northeastern Wyoming, USA. The Bear Lodge Property consists of two projects: the main project – the Bear Lodge Rare Earth Element Project (“Bear Lodge REE Project”) – and the Sundance Gold Project.

The Bear Lodge REE Project contains a large disseminated rare earth element (REE) deposit, which is the second highest grade REE deposit known in North America and one of the highest grade known Europium (Eu) deposits in the world.  In addition, the Bear Lodge REE Project has an encouraging distribution of the remaining critical REEs.  At present, we are undertaking advanced engineering and technical studies while working towards obtaining the necessary permits that will enable us to develop the Bear Lodge REE Project.

In April 2012, we completed a preliminary feasibility study with respect to the Bear Lodge Project, and have included upgraded and increased mineral resource estimates (determined under Canada’s  National Instrument 43-101) in our Form 10-K for the period ended December 31, 2012. We plan to continue to advance the Bear Lodge REE Project during 2013, with the goal of commencing a feasibility study for the project in 2013.

The Company was incorporated under the laws of the Province of British Columbia, Canada, on June 3, 1999 as “Spartacus Capital Inc.”  On July 25, 2003, our name was changed to “Rare Element Resources Ltd.”  Our executive office is located at 225 Union Blvd., Suite 250, Lakewood, Colorado 80228. The telephone number for our executive office is (720) 278-2460.  We maintain a website at www.rareelementresources.com.

Our common shares are traded on the Toronto Stock Exchange under the symbol “RES” and on the NYSE MKT under the symbol “REE.”

RISK FACTORS

The following sets forth certain risks and uncertainties that could have a material adverse effect on our business, financial condition and/or results of operations and the trading price of our common shares, which may decline, and investors may lose all or part of their investment. Additional risks and uncertainties that we do not presently know or that we currently deem immaterial also may impair our business operations.  We cannot assure you that we will successfully address these risks.  In addition, other unknown risks exist that may affect our business.

An investment in the securities offered in this prospectus involves a high degree of risk. For a discussion of other factors you should carefully consider before deciding to purchase these securities, please consider the risk factors described in the documents we incorporate by reference, including those in our Transition Report on Form 10-K for the year ended December 31, 2012, as well as those that may be included in the applicable prospectus supplement and other information incorporated by reference in the applicable prospectus supplement. Also, please read our “Cautionary Statement Regarding Forward-Looking Statements.”

We have a history of losses and will require additional financing to fund exploration and, if warranted, future development and production.  Failure to obtain additional financing could have a material adverse effect on our financial condition and results of operation and could cast uncertainty on our ability to continue as a going concern.

For the quarter ended March 31, 2013 and the six-month period ended December 31, 2012, our net loss was $4.4 million and $15.4 million, respectively. Our accumulated deficit at March 31, 2013 was $81.6 million. At March 31, 2013, our current assets were $34.0 million, of which $23.9 million was considered cash and cash equivalents and $9.9 million was held as short-term investments.  Our working capital position was $33.2 million. We have not commenced commercial production at the Bear Lodge Property. Therefore, we have no revenues from operations, and we anticipate we will have no operating revenues until we place the Bear Lodge Property into production, which may or may not occur. Our Bear Lodge REE Project is currently in the exploration stage as defined under U.S. GAAP.

We do not have sufficient funds to complete feasibility studies, permitting, development and construction at the Bear Lodge REE Project.  We will be required to raise additional funding through equity sales, asset sales in the form of joint venture relationships, debt instruments and/or find alternative means of funding. Failure to obtain sufficient financing may result in the delay or indefinite postponement of feasibility studies, development and/or production at our Bear Lodge REE Project. We cannot be certain that additional capital or other types of financing will be available if needed or that, if available, the terms of such financing will be favorable or acceptable to us. Future financings may cause dilution to our shareholders. Our ability to arrange additional financing in the future will depend, in part, on the prevailing capital market conditions as well as our business performance and the economic attractiveness of our Bear Lodge Property.

We are an exploration stage company and have no history producing mineral products from our properties.  Any future revenues and profits are uncertain.

We have no history of mining or refining any mineral products and our Bear Lodge Property is not currently producing. There can be no assurance that the Bear Lodge REE Project or any properties that we may acquire in the future will be successfully placed into production, produce minerals in commercial quantities or otherwise generate operating earnings.  Advancing properties from the exploration stage into development and commercial production requires significant capital and time and will be subject to further feasibility studies, permitting requirements and construction of the mine, processing plants, roads and related works and infrastructure.  We will continue to incur losses until our mining activities successfully reach commercial production levels and generate sufficient revenue to fund continuing operations. There is no certainty that we will produce revenue from any source, operate profitably or provide a return on investment in the future. If we are unable to generate revenues or profits, our shareholders might not be able to recover, or realize returns on, their investment in our common shares.

The planned development of our Bear Lodge REE Project involves numerous uncertainties that could affect the feasibility or profitability of such project.

Mine development projects typically require a number of years and significant expenditures during the exploration and development phases before production is possible.  Exploration and development projects are subject to the completion of successful feasibility studies and environmental and socioeconomic assessments, the issuance of necessary governmental permits and the receipt of adequate financing. The economic feasibility of exploration and development projects is based on many factors such as:

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completion of definitive feasibility studies to further verify mineral reserves and mineral resources and commercial viability;

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the timing and cost, which can be considerable, of further exploration, preparing feasibility studies, permitting and construction of infrastructure, mining and processing facilities;

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securing a commercially viable sales outlet for our products;

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the availability and costs of drill equipment, skilled labor and mining and processing equipment, if required;

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the availability and cost of appropriate processing and/or refining arrangements, if required;

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compliance with environmental and other governmental approval and permit requirements;

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the availability of funds to finance exploration, development and construction activities, as warranted;

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negotiating sales or off-take contracts for our planned production;

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future REE and gold prices;

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potential opposition from non-governmental organizations, environmental groups or local groups or inhabitants which may delay or prevent development activities;

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potential increases in exploration, construction and operating costs due to changes in the cost of fuel, power, materials and supplies; and

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potential shortages of mineral processing, construction and other facilities related supplies.

It is common in exploration programs and, if warranted, development, construction and mine start-up, to experience unexpected problems and delays. Accordingly, our activities may not result in profitable mining operations and we may not succeed in establishing mining operations or profitably producing REE products at our Bear Lodge REE Project.

Our growth depends on the exploration, permitting, development and operation of our Bear Lodge REE Project, which is our only rare earth project.

Our only rare earth exploration project at this time is our Bear Lodge REE Project. Unless we acquire or develop additional mineral properties, we will be solely dependent on this property.  Our continued viability is based on successfully implementing our strategy, including completion of a definitive feasibility study, permitting and construction of a mine and processing facilities in an expected timeframe. If we are unable to implement our strategy or in the event of the deterioration or destruction of any part of our Bear Lodge Property, this could significantly hinder our ability to maintain or develop a sustainable or profitable business.

Increased costs could affect our ability to bring our projects into production and, once in production, to be profitable.

We have estimated the capital costs required to bring the Bear Lodge REE Project into commercial production in our pre-feasibility study.  Our actual costs may be higher than we presently anticipate, which could make it more difficult to finance the project or to successfully establish mining operations at the Bear Lodge REE Project.

We anticipate that our future operating costs at the Bear Lodge REE Project will frequently be subject to variation from one period to the next due to a number of factors, such as changing ore grade, metallurgy and revisions to mine plans, in response to the physical shape and location of the ore body. In addition, costs are affected by the price of commodities such as oil, gas, acid, steel, rubber and electricity. Such commodities are at times subject to volatile price movements, including increases that could make production less profitable or not profitable at all. A material increase in costs could also impact our ability to commence or maintain future development or mining operations.

We may be adversely affected by fluctuations in demand for, and prices of, rare earth products.

Because our primary focus currently is the advancement of the Bear Lodge REE Project, changes in demand for, and the market price of, REE products could significantly affect our ability to develop and finance the Bear Lodge REE Project and potentially attain commercial production and profitability. The value and price of our common shares may be adversely affected by declines in the prices of REE products.  REE product prices may fluctuate and are affected by numerous factors beyond our control such as interest rates, exchange rates, inflation or deflation, fluctuation in the relative value of the U.S. dollar against foreign currencies on the world market, global and regional supply and demand for REE products, and the political and economic conditions of countries that produce or consume REE.

As a result of the global economic crisis, REE prices declined by approximately 50% between 2008 and the end of the third quarter of 2009.  Although REE prices increased during 2010 and most of 2011, they experienced a significant drop again for all of 2012.  Average prices for La-oxide and Ce-oxide decreased by approximately 50% during the second half of 2012 due, in part, to a reduction in reported speculative buying of REE products in China. Protracted periods of low prices for REE products could significantly reduce our ability to develop the Bear Lodge REE Project or, if we attain commercial production, to maintain operations.  Reduced REE prices could also reduce our potential mineral reserves and mineral resources.

Demand for REE products may be impacted by demand for downstream products incorporating rare earths, including hybrid and electric vehicles, wind power equipment and other clean technology products, as well as demand in the general automotive and electronic industries. Lack of growth in these markets may adversely affect the demand for REE products, which would have a material adverse effect on our Bear Lodge REE Project and our business. In contrast, extended periods of high commodity prices may create economic dislocations that may be destabilizing to rare earth minerals supply and demand and ultimately to the broader markets. Periods of high REE prices generally are beneficial to us; however, strong REE prices, as well as real or perceived disruptions in the supply of REE, also create economic pressure to identify or create alternate technologies that ultimately could depress future long-term demand for REE products, and at the same time may incentivize development of otherwise marginal mining properties. For example, automobile manufacturers have previously announced plans to develop motors for electric and hybrid cars that do not require REE products due to concerns about the available supply of rare earths. If the automobile industry or other industries reduce their reliance on rare earth products, the resulting change in demand could have a material adverse effect on our business. In particular, if prices or demand for rare earths were to decline, our stock price would likely decline, and this could also impair our ability to obtain capital needed for our Bear Lodge REE Project and our ability to find purchasers for our products at prices acceptable to us.

An increase in the global supply of rare earth products, dumping and predatory pricing by our competitors may materially adversely affect our ability to raise capital, develop our Bear Lodge REE Project and operate profitably.

The pricing and demand for REE products is affected by a number of factors beyond our control, including growth of economic development and the global supply and demand for REE products.   REE supply markets continue to be dominated by production from China, which produced an estimated 90% of the global REE production in 2012. China also dominates the manufacture of metals and NdFeB magnets from rare earths, a capacity that is not currently found in the United States. Once we reach production of REEs, the increased competition may lead our competitors to engage in predatory pricing behavior or manipulation of the available supply of REEs. Any increase in the amount of rare earth products exported from other nations and increased competition may result in price reductions, reduced margins and loss of potential market share, any of which could materially adversely affect our profitability. As a result of these factors, we may not be able to compete effectively against our future competitors.

The success of our business will depend, in part, on the establishment of new uses and markets for rare earth products.

The success of our business will depend, in part, on the establishment of new markets by us or third parties for certain rare earth products that may be in low demand. Although we plan to produce rare earth products for use in end products such as NdFeB magnets, which are used in critical existing and emerging technologies such as hybrid and electric vehicles, wind power turbines and compact fluorescent lighting, the success of our business depends on the creation of new markets and the successful commercialization of REE products in existing and emerging markets. Any unexpected costs or delays in the commercialization of any of the foregoing products and applications could have a material adverse effect on our ability to develop our Bear Lodge REE Project and operate our business.

A shortage of equipment, supplies, parts or labor could adversely affect our ability to operate our business.

We are dependent on various supplies, equipment and labor to carry out our exploration and, if warranted, future development and mining operations. The shortage of such equipment, supplies, parts or labor could have a material adverse effect on our ability to carry out our planned activities and increase our costs and expenses.

Mining and mineral exploration and development are inherently dangerous and subject to conditions or events beyond our control, which could have a material adverse effect on our business and plans.

Mining and mineral exploration and development involves various types of risks and hazards, including:

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environmental hazards;

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power outages;

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metallurgical and other processing problems;

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unusual or unexpected geological formations;

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personal injury, flooding, fire, explosions, cave-ins, landslides and rock-bursts;

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metals losses;

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fluctuations in exploration, development and production costs;

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labor disputes;

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unanticipated variations in grade;

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mechanical equipment failure; and

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periodic interruptions due to inclement or hazardous weather conditions.

These risks could result in damage to, or destruction of, mineral properties, production facilities or other properties, personal injury, environmental damage, delays in mining, increased production costs, monetary losses and possible legal liability. We may not be able to obtain insurance to cover these risks at economically feasible premiums or at all. Insurance against certain environmental risks, including potential liability for pollution or other hazards as a result of the disposal of waste products occurring from production, may be prohibitively expensive. We may suffer a material adverse effect on our business if we incur losses related to any significant events that are not covered by insurance policies.

Mineral exploration and development is highly speculative, and certain inherent exploration risks could have a negative effect on our business.

Our ability to continue to operate a viable business and our general long-term success depends on our ability to identify mineral deposits on existing properties and other properties we may acquire, if any, that can then be developed into commercially viable mining operations.  Resource exploration is a highly speculative business, characterized by a number of significant risks including, among other things, unprofitable efforts resulting not only from the failure to discover mineral deposits but from finding mineral deposits which, though present, are insufficient in quantity and quality to return a profit from production.  Substantial expenditures are required to establish proven and probable mineral reserves through drilling and analysis, to develop metallurgical processes to extract metal, and to develop the mining and processing facilities and infrastructure at any site chosen for mining. The marketability of minerals acquired or discovered by us may be affected by numerous factors which are beyond our control and which cannot be accurately predicted, such as market fluctuations, the proximity and capacity of milling facilities, mineral markets and processing equipment, and such other factors such as government regulations, including regulations relating to royalties, allowable production, importing and exporting of minerals, and environmental protection.  Any one or a combination of these factors may result in our failure to receive an adequate return on our investment capital.  The decision to abandon a project may have an adverse effect on the market value of our common shares and our ability to raise future financing.

Mineral resource estimates are based on interpretation and assumptions and may yield less mineral production under actual conditions than is currently estimated.

Unless otherwise indicated, our mineral reserves and mineral resources estimates are based upon estimates made by independent geologists and our internal geologists.  When making determinations about whether to advance the Bear Lodge REE Project to development, we must rely upon such estimated calculations as to the mineral reserves and grades of mineralization on the property.  Until ore is actually mined and processed, mineral reserves and grades of mineralization must be considered estimates only.

Estimates can be imprecise and depend upon geological interpretation and statistical inferences drawn from drilling and sampling analysis, which may prove to be unreliable. We cannot assure you that:

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mineral reserve, mineral resource or other mineralization estimates will be accurate; or

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that this mineralization can be mined and/or processed profitably.

Our mineral reserve and mineral resource estimates could be inaccurate, and any material changes in these estimates will affect the economic viability of placing a property into production.

Because we have not completed a definitive feasibility study on the Bear Lodge REE Project and have not commenced actual production, mineralization estimates, including mineral reserve and mineral resource estimates, for the Bear Lodge REE Project may require adjustments or downward revisions. In addition, the grade of ore ultimately mined, if any, may differ from that indicated by any pre-feasibility or definitive feasibility studies and drill results. Minerals recovered in small scale tests may not be duplicated in large scale tests under on-site conditions or in production scale.

Our mineral reserve and mineral resource estimates have been determined and valued based on assumed future prices, cut-off grades and operating costs that may prove to be inaccurate. Extended declines in market prices for REEs and gold may render portions of our mineral reserves or mineral resources uneconomic and result in reduced reported mineralization or adversely affect the commercial viability determinations reached by us. Any material reductions in estimates of mineralization, or of our ability to extract this mineralization, could have a material adverse effect on our share price and the value of our Bear Lodge REE Project.

Title to our Bear Lodge Property may be subject to other claims, or we may lose our interest in our claims or lease with the State of Wyoming, which could affect our property rights and claims.

There are risks that title to our Bear Lodge Property may be challenged or impugned. Our Bear Lodge Property is located in the state of Wyoming and may be subject to prior unrecorded agreements or transfers or native land claims, and title may be affected by undetected defects. There may be valid challenges to the title of our Bear Lodge Property which, if successful, could impair development and/or operations.

The vast majority of the mineral rights to our Bear Lodge Property consist of “unpatented” mining claims created and maintained in accordance with the U.S. general mining law. Unpatented mining claims are unique property interests, and are generally considered to be subject to greater title risk than other real property interests because the validity of unpatented mining claims is often uncertain. This uncertainty arises, in part, out of the complex federal and state laws and regulations under the U.S. general mining law.  Also, unpatented mining claims are always subject to possible challenges by third parties or validity contests by the federal government.  The validity of an unpatented mining or mill site claim, in terms of both its location and its maintenance, is dependent on strict compliance with a complex body of U.S. federal and state statutory and decisional law.  In addition, there are few public records that definitively determine the issues of validity and ownership of unpatented mining claims.  Should the federal government impose a royalty or additional tax burdens on the properties that lie within public lands, the resulting mining operations could be seriously impacted, depending upon the type and amount of the burden.

Our operations are subject to significant uninsured risks that could negatively impact future profitability as we maintain limited insurance against our operations.

The exploration of our Bear Lodge Property entails certain risks, including unexpected or unusual operating conditions including rock bursts, cave-ins, flooding, fire and earthquakes.  It is not always possible to insure against these risks. Should events such as these arise, they could reduce or eliminate our assets and shareholder equity as well as result in increased costs and a decline in the value of our assets or common shares.  We expect to maintain general liability, director and officer insurance, and some insurance against our assets but not with full replacement of value expectations. We may decide to update or amend our insurance portfolio in the future if it is available at economically viable rates.

Increased competition could adversely affect our ability to attract necessary capital funding or acquire suitable producing properties or prospects for mineral exploration in the future.

The mining industry is intensely competitive. Significant competition exists for the acquisition of properties producing or capable of producing REE, gold or other metals. We may be at a competitive disadvantage in acquiring additional mining properties because we must compete with other individuals and companies, many of which have greater financial resources, operational experience and technical capabilities than we have. We may also encounter increasing competition from other mining companies in our efforts to hire experienced mining professionals. Competition for exploration resources at all levels is currently very intense, particularly affecting the availability of manpower, drill rigs, mining equipment and production equipment. Increased competition could adversely affect our ability to attract necessary capital funding, acquire suitable producing properties or prospects for mineral exploration in the future or attract or retain key personnel or outside technical resources.

Mineral operations are subject to market forces outside of our control which could negatively impact our business or operations.

The marketability of minerals is affected by numerous factors beyond our control including market fluctuations, government regulations relating to prices, taxes, royalties, allowable production, imports, exports and supply and demand.  One or more of these risk elements could have an impact on the costs of our operations and if significant enough, reduce the profitability or viability of operations.

Permitting, licensing and approval processes are required for our operations and obtaining and maintaining these permits and licenses is subject to conditions which we may be unable to achieve.

Many of the operations at the Bear Lodge Property require licenses and permits from various governmental authorities.  We believe we hold, or are in the process of obtaining, all necessary licenses and permits to carry on the activities which we are currently conducting or propose to conduct under applicable laws and regulations.  Such licenses and permits are subject to changes in regulations and changes in various operating circumstances.  There can be no guarantee that we will be able to obtain all necessary licenses and permits that may be required to maintain the current or planned exploration, development and mining activities including constructing mines or milling facilities and commencing operations at the  Bear Lodge REE Project.  In addition, if we proceed to production on the Bear Lodge REE Project or any other properties that we may acquire in the future, we must obtain and comply with permits and licenses which may contain specific operating conditions.  There can be no assurance that we will be able to obtain such permits and licenses or that we will be able to comply with any such conditions.  Costs related to applying for and obtaining permits and licenses may be prohibitive and could delay planned exploration and development activities. Failure to comply with applicable laws, regulations and permitting requirements may result in enforcement actions, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions.

Parties engaged in mining operations may be required to compensate those suffering loss or damage by reason of the mining activities and may have civil or criminal fines or penalties imposed for violations of applicable laws or regulations. Amendments to current laws, regulations and permits governing operations and activities of mining companies, or more stringent implementation thereof, could have a material adverse impact on our operations and cause increases in capital expenditures or production costs or reduction in levels of production at producing properties or require abandonment or delays in development of new mining properties.

We are subject to significant governmental regulations, which affect our operations and impact the cost of conducting our business.

Our current and any future operations are and will be governed by laws and regulations, including:

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laws and regulations governing mineral concession acquisition, prospecting, development, mining and production;

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laws and regulations related to exports, taxes and fees;

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labor standards and regulations related to occupational health and mine safety;

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environmental standards and regulations related to waste disposal, toxic substances, land use and environmental protection; and

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other matters.

Companies engaged in exploration activities often experience increased costs and delays in production and other schedules as a result of the need to comply with applicable laws, regulations and permits. Failure to comply with applicable laws, regulations and permits may result in enforcement actions, including the forfeiture of claims, orders issued by regulatory or judicial authorities requiring operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment or costly remedial actions. We may be required to compensate those suffering loss or damage by reason of our mineral exploration activities and may have civil or criminal fines or penalties imposed for violations of such laws, regulations and permits.

Existing and possible future laws, regulations and permitting requirements governing operations and activities of exploration companies, or more stringent implementation, could have a material adverse impact on our business and cause increases in capital expenditures or require abandonment or delays in exploration.

Our operations are subject to environmental risks and compliance with environmental regulations which are increasing and costly.

All phases of our operations are subject to environmental regulation in the jurisdictions in which we operate. Environmental legislation is evolving in a manner which will require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors and employees. These laws address emissions into the air, discharges into water, management of waste, management of hazardous substances, protection of natural resources, antiquities and endangered species and reclamation of lands disturbed by mining operations. Compliance with environmental laws and regulations and future changes in these laws and regulations may require significant capital outlays and may cause material changes or delays in our current and planned operations and future activities. It is possible that future changes in these laws or regulations could have a significant adverse impact on our Bear Lodge REE Project or some portion of our business, causing us to re-evaluate those activities at that time.

Examples of current U.S. Federal Laws which may affect our current operations and may impact future business and operations include, but are not limited to, the following:

The Comprehensive Environmental, Response, Compensation, and Liability Act (“CERCLA”), and comparable state statutes, impose strict, joint and several liabilities on current and former owners and operators of sites and on persons who disposed of or arranged for the disposal of hazardous substances found at such sites. It is not uncommon for the government to file claims requiring cleanup actions, demands for reimbursement for government-incurred cleanup costs, or natural resource damages, or for neighboring landowners and other third parties to file claims for personal injury and property damage allegedly caused by hazardous substances released into the environment. The Federal Resource Conservation and Recovery Act (“RCRA”), and comparable state statutes, govern the disposal of solid waste and hazardous waste and authorize the imposition of substantial fines and penalties for noncompliance, as well as requirements for corrective actions. CERCLA, RCRA and comparable state statutes can impose liability for clean-up of sites and disposal of substances found on exploration, mining and processing sites long after activities on such sites have been completed.

The Clean Air Act, as amended, restricts the emission of air pollutants from many sources, including mining and processing activities. Our mining operations may produce air emissions, including fugitive dust and other air pollutants from stationary equipment, storage facilities and the use of mobile sources such as trucks and heavy construction equipment, which are subject to review, monitoring and/or control requirements under the Clean Air Act and state air quality laws. New facilities may be required to obtain permits before work can begin, and existing facilities may be required to incur capital costs in order to remain in compliance. In addition, permitting rules may impose limitations on our production levels or result in additional capital expenditures in order to comply with the regulations.

The National Environmental Policy Act (“NEPA”) requires federal agencies to integrate environmental considerations into their decision-making processes by evaluating the environmental impacts of their proposed actions, including issuance of permits to mining facilities, and assessing alternatives to those actions. If a proposed action could significantly affect the environment, the agency must prepare a detailed statement known as an Environmental Impact Statement (“EIS”). The U.S. Environmental Protection Agency, other federal agencies, and any interested third parties will review and comment on the scoping of the EIS and the adequacy of and findings set forth in the draft and final EIS. We are required to undertake the NEPA process for the Bear Lodge Property permitting. The NEPA process can cause delays in issuance of required permits or result in changes to a project to mitigate its potential environmental impacts, which can in turn impact the economic feasibility of a proposed project or the ability to construct or operate the Bear Lodge Property or other properties entirely.

The Clean Water Act (“CWA”) and comparable state statutes impose restrictions and controls on the discharge of pollutants into waters of the United States. The discharge of pollutants into regulated waters is prohibited, except in accordance with the terms of a permit issued by the Environmental Protection Agency

(“EPA”) or an analogous state agency. The CWA regulates storm water handling at mining facilities and requires a storm water discharge permit for certain activities. Such a permit requires the regulated facility to monitor and sample storm water run-off from its operations. The CWA and regulations implemented thereunder also prohibit discharges of dredged and fill material in wetlands and other waters of the United States unless authorized by an appropriately issued permit. The CWA and comparable state statutes provide for civil, criminal and administrative penalties for unauthorized discharges of pollutants and impose liability on parties responsible for those discharges for the costs of cleaning up any environmental damage caused by the release and for natural resource damages resulting from the release.

The Safe Drinking Water Act (“SDWA”) and the Underground Injection Control (“UIC”) program promulgated thereunder, regulate the drilling and operation of subsurface injection wells. EPA directly administers the UIC program in some states and in others the responsibility for the program has been delegated to the state. The program requires that a permit be obtained before drilling a disposal or injection well. Violation of these regulations and/or contamination of groundwater by mining related activities may result in fines, penalties, and remediation costs, among other sanctions and liabilities under the SWDA and state laws. In addition, third party claims may be filed by landowners and other parties claiming damages for alternative water supplies, property damages, and bodily injury.

Regulations and pending legislation governing issues involving climate change could result in increased operating costs, which could have a material adverse effect on our business.

A number of governments or governmental bodies have introduced or are contemplating regulatory changes in response to various climate change interest groups and the potential impact of climate change. Legislation and increased regulation regarding climate change could impose significant costs on us, our venture partners and suppliers, including costs related to increased energy requirements, capital equipment, environmental monitoring and reporting and other costs to comply with such regulations. Any adopted future climate change regulations could also negatively impact our ability to compete with companies situated in areas not subject to such limitations. Given the political significance and uncertainty around the impact of climate change and how it should be dealt with, we cannot predict how legislation and regulation will affect our financial condition, operating performance and ability to compete. Furthermore, even without such regulation, increased awareness and any adverse publicity in the global marketplace about potential impacts on climate change by us or other companies in our industry could harm our reputation. The potential physical impacts of climate change on our operations are highly uncertain and would be particular to the geographic circumstances in areas in which we operate. These may include changes in rainfall and storm patterns and intensities, water shortages, changing sea levels and changing temperatures. These impacts may adversely impact the cost, production and financial performance of our operations.

Land reclamation requirements for our properties may be burdensome and expensive.

Although variable depending on location and the governing authority, land reclamation requirements are generally imposed on mineral exploration companies (as well as companies with mining operations) in order to minimize long term effects of land disturbance.

Reclamation may include requirements to:

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control dispersion of potentially deleterious effluents;

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treat ground and surface water to drinking water standards; and

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reasonably re-establish pre-disturbance land forms and vegetation.

In order to carry out reclamation obligations imposed on us in connection with the potential future development activities at the Bear Lodge Property, we must allocate financial resources that might otherwise be spent on further exploration and future development programs. We have set up a provision for reclamation obligations as currently anticipated for the Bear Lodge Property, as appropriate, but this provision may not be adequate. If we are required to carry out unanticipated reclamation work, our financial position could be adversely affected.

Legislation has been proposed that would significantly affect the mining industry and our business.

Members of the U.S. Congress have repeatedly introduced bills which would supplant or alter the provisions of the Mining Law of 1872. If enacted, such legislation could change the cost of holding unpatented mining claims and could significantly impact our ability to develop mineralized material on unpatented mining claims. Such bills have proposed, among other things, to either eliminate or greatly limit the right to a mineral patent and to impose a federal royalty on production from unpatented mining claims. Although we cannot predict what legislated royalties might be, the enactment of these proposed bills could adversely affect the potential for development of unpatented mining claims and the economics of existing operating mines on federal unpatented mining claims. Passage of such legislation could adversely affect our ability to operate or our financial performance.

Foreign currency fluctuations may have a negative impact on our financial position and results.

Our property interests in the United States are subject to foreign currency fluctuations that may adversely affect our financial position and results. We maintain accounts in Canadian dollars, and thus, any appreciation in the U.S. Dollar against the Canadian Dollar increases the costs of carrying out our operations in the United States.  Management may or may not enter into any foreign currency contracts from time-to-time to mitigate this risk. Failing to enter into currency contracts, or the risk in the currency contracts themselves, may cause losses due to adverse foreign currency fluctuations.

We are dependent on key personnel, and the absence of any of these individuals could adversely affect our business.

Our success is currently largely dependent on the performance, retention and abilities of our directors, officers, management and employees.  The loss of the services of these persons could have a material adverse effect on our business and prospects. There is no assurance that we can maintain the services of our directors, officers, employees or other qualified personnel required to operate our business.  Failure to do so could have a material adverse effect on us and our prospects.  We do not maintain “key man” life insurance policies on any of our officers or employees.

We may experience difficulty attracting and retaining qualified management to meet the needs of our anticipated growth, and the failure to manage our growth effectively could have a material adverse effect on our business and financial condition.

Competition for additional qualified management is intense, and we may be unable to attract and retain additional key personnel, or to attract and retain personnel on acceptable terms.  Management personnel are currently limited and they may be unable to manage our expansion successfully and the failure to do so could have a material adverse effect on our business, results of operations and financial condition.  We have not entered into non-competition agreements with our employees, directors or consultants.  As the business is substantially dependent upon the directors, executive officers and consultants, the lack of non-competition agreements poses a significant risk in the event such persons were to resign or be terminated from such positions.  Under such circumstances, such persons may provide confidential information and key contacts to competitors, and we may have difficulties in preventing the disclosure of such information.  Such disclosure may have a material adverse effect on our business and operations.

Our directors and senior management are engaged in other businesses.  Potential conflicts of interest and other obligations of management could interfere with corporate operations.

Some of our directors and officers are engaged, and will continue to be engaged, in additional businesses, and situations may arise where these directors and officers could be in direct competition with us.  Conflicts, if any, will be dealt with in accordance with the relevant provisions of applicable policies, regulations and legislation.  Some of our directors and officers are or may become directors or officers of other entities engaged in other business ventures.    As a result of their other business endeavors, our directors and officers may not be able to devote sufficient time to our business affairs, which may negatively affect our ability to conduct ongoing operations and to generate revenues. In addition, our management may periodically be interrupted or delayed as a result of our officers’ other business interests.

U.S. investors may not be able to enforce their civil liabilities against us or our directors, controlling persons and officers.

It may be difficult to bring and enforce suits against us.  We are incorporated in the province of British Columbia, Canada under the British Columbia Business Corporations Act. Some of our directors are residents of Canada, and a substantial portion of their assets are located outside of the United States.  As a result, it may be difficult for U.S. holders of our common shares to effect service of process on these persons within the United States or to realize in the United States upon judgments rendered against them.  In addition, a shareholder should not assume that the courts of Canada (i) would enforce judgments of U.S. courts obtained in actions against us or such persons predicated upon the civil liability provisions of the U.S. federal securities laws or other laws of the United States, or (ii) would enforce, in original actions, liabilities against us or such persons predicated upon the U.S. federal securities laws or other laws of the United States.

We do not currently intend to pay cash dividends.

We have not declared any dividends since our incorporation and do not anticipate that we will do so in the foreseeable future. Our present policy is to retain all available funds for use in our business development, operations and expansion.  Payment of future cash dividends, if any, will be at the discretion of the board of directors and will depend on our financial condition, results of operations, contractual restrictions, capital requirements, business prospects and other factors that the board of directors considers relevant. Accordingly, investors will only see a return on their investment if the value of our common shares appreciates.

Dilution through outstanding common share options could adversely affect our shareholders.

Because our success is highly dependent upon our employees and consultants, we have granted to some or all of our key employees, directors and consultants options to purchase common shares as non-cash incentives.  To the extent that significant numbers of such options may be granted and exercised, the interests of the other shareholders may be diluted.  As of March 31, 2013, there were 4,310,000 common share purchase options outstanding, which, if exercised, would result in an additional 4,310,000 common shares being issued and outstanding, which is approximately 10% of our common shares outstanding as of March 31, 2013.

Future sales of our securities in the public or private markets could adversely affect the trading price of our common shares and our ability to continue to raise funds in new stock offerings.

It is likely that we will sell common shares or securities exercisable or convertible into common shares in order to finance our planned exploration and development activities. Future sales of substantial amounts of our securities in the public or private markets would dilute our existing shareholders and potentially adversely affect the trading prices of our common shares, and could impair our ability to raise capital through future offerings of securities.  Alternatively, we may rely on debt financing and assume debt obligations that require us to make substantial interest and capital payments which could adversely affect our business and future growth potential.

Price volatility of our publicly traded securities could adversely affect investors’ portfolios.

In recent years, the securities markets in the United States and Canada have experienced a high level of price and volume volatility, and the market prices of securities of many companies have experienced wide fluctuations in price which have not necessarily been related to the operating performance, underlying asset values or prospects of such companies.  There can be no assurance that continual fluctuations in price will not occur.  It may be anticipated that any quoted market for the common shares will be subject to market trends and conditions generally, notwithstanding any potential success we have in creating revenues, cash flows or earnings.  The price of our common shares has been subject to price and volume volatility in the past and will likely continue to be subject to such volatility in the future.

We likely were a “passive foreign investment company” (“PFIC”) for the period ended December 31, 2012, which could have adverse U.S. federal income tax consequences for U.S. shareholders.

Investors in our common shares that are U.S. taxpayers (referred to as a U.S. shareholder) should be aware that we believe that we were a “passive foreign investment company” (a “PFIC”) for the period ended December 31, 2012, and based on current business plans and financial expectations, we expect that we will be a PFIC for the year ending December 31, 2013, and may be a PFIC in subsequent years. We will use commercially reasonable efforts to provide information as to our status as a PFIC and the PFIC status of any subsidiary in which the Company owns more than 50% of such subsidiary’s total aggregate voting power to U.S. shareholders who make a written request for such information.

If we are a PFIC for any year during a U.S. shareholder’s holding period, then such U.S. shareholder generally will be subject to a special, highly adverse tax regime with respect to so-called “excess distributions” received on our common shares. Gain realized upon a disposition of our common shares (including upon certain dispositions that would otherwise be tax-free) also will be treated as excess distributions.

The portion of any excess distribution, including gains treated as excess distributions, would be allocated ratably to the U.S. shareholder’s holding period. The portion allocated to the current year and to prior years before we first became a PFIC would be includible as ordinary income in the current year. The portion allocated to all other prior years would be taxed at the highest marginal rate applicable to ordinary income for each such year (regardless of the U.S. shareholder’s actual marginal rate for that year and without reduction by any losses or loss carryforwards) and would be subject to interest charges to reflect the value of the U.S. income tax deferral.

A U.S. shareholder may make a “qualified electing fund” election (“QEF election”) or a “mark-to-market” election with respect to our common shares to mitigate the adverse tax rules that apply to PFICs, but these elections may accelerate the recognition of taxable income and may result in the recognition of ordinary income. A U.S. shareholder who makes a QEF election generally must report on a current basis its pro rata share of our net capital gain and ordinary earnings for any year in which we are a PFIC, whether or not we distribute any amounts to our shareholders. A U.S. shareholder may make a QEF election only if the U.S. shareholder receives certain information (known as a “PFIC annual information statement”) from us annually. We will use commercially reasonable efforts to make available to a U.S. shareholder, upon written request, an accurate PFIC annual information statement for each year in which the Company is a PFIC. A U.S. shareholder who makes the mark-to-market election generally must include as ordinary income each year the excess of the fair market value of our common shares over the U.S. shareholder basis therein.

Additional special adverse rules also apply to U.S. shareholders who own our common shares if we are a PFIC and have a non-U.S. subsidiary that is also a PFIC. Special adverse rules that impact certain estate planning goals could apply to our common stock if we are a PFIC. Each U.S. shareholder should consult its own tax advisor regarding the U.S. federal, U.S. federal alternative minimum, U.S. federal estate and gift, and U.S. state and local consequences of the PFIC rules and the acquisition, ownership, and disposition of common shares of our common shares if we are or become a PFIC.

RATIO OF EARNINGS TO FIXED CHARGES

As of the date of this prospectus, we have had no fixed charges, as defined by Item 503(b) of Regulation S-K, during the reportable periods, and we have experienced only operating losses during those periods.  Accordingly, no ratios are shown herein, and no computation of the ratio of earnings to fixed charges is attached as an exhibit hereto, for the fiscal years ending June 30, 2008, 2009, 2010, 2011 or 2012, the transition period ended December 31, 2012 or the quarter ended March 31, 2013.  In addition, as of the date of this prospectus, we have not issued any preferred stock on which dividends are or will be payable.

USE OF PROCEEDS

The net proceeds to us from any offering of securities, the proposed use of those proceeds and the specific business objectives which we expect to accomplish with such proceeds will be set forth in the applicable prospectus supplement relating to that offering. In general, the principal business objective that we plan to achieve with the proceeds of any offering of securities under this prospectus will be to further the exploration and development of the Bear Lodge REE Project, including completion of a feasibility study as described under “Our Business”. Depending on the outcome of the feasibility study, our financial requirements at the time, the availability of other funds and the timing and size of the offering, proceeds may be used for general corporate purposes and working capital.

Pending the use of available funds outlined, we intend to invest the net proceeds in an interest bearing account.

PLAN OF DISTRIBUTION

We may offer the securities directly to one or more purchasers, through agents, or through underwriters or dealers designated from time to time. We may distribute the securities from time to time in one or more transactions at a fixed price or prices (which may be changed from time to time), at market prices prevailing at the times of sale, at prices related to these prevailing market prices or at negotiated prices. We may offer securities in the same offering, or we may offer securities in separate offerings. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

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the offeror(s) of the securities;

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the terms of the securities to which the prospectus supplement relates;

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the name or names of any underwriters;

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the purchase price of the securities and the proceeds to be received from the sale;

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any underwriting discounts and other items constituting underwriters’ compensation; and

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any discounts or concessions allowed or reallowed or paid to dealers.

If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase securities will be subject to the conditions precedent agreed to by the parties and the underwriters will be obligated to purchase all the securities of a class or series if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Underwriters or agents may make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act and in compliance with applicable Canadian securities laws, which includes sales made directly on an existing trading market for our common shares, or sales made to or through a market maker other than on an exchange.

Securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to any agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by eligible institutions to purchase securities from us at the public offering price set forth in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commissions payable for solicitation of these contracts will be set forth in the applicable prospectus supplement.

Agents and underwriters may be entitled to indemnification by us against some civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make relating to these liabilities. Agents and underwriters may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

Each class or series of securities other than the common shares will be a new issue of securities with no established trading market. Any underwriter may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. There may be limited liquidity in the trading market for any such securities.

DESCRIPTION OF SENIOR AND SUBORDINATED DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. Because the terms of a specific series of debt securities may vary from the general information that we have provided below, you should rely on information in the applicable prospectus supplement that varies from any information below.

We may issue senior notes under a senior indenture to be entered into among us and a trustee to be named in the senior indenture and, if guaranteed, the subsidiary guarantors named therein. We may issue subordinated notes under a subordinated indenture to be entered into among us and a trustee to be named in the subordinated indenture and, if guaranteed, the subsidiary guarantors named therein. We have filed forms of these documents as exhibits to the registration statement which includes this prospectus. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture. Unless otherwise specified in the applicable prospectus supplement, the indentures will be qualified under the Trust Indenture Act of 1939 (the “Trust Indenture Act”). We use the term “trustee” to refer to either the senior trustee or the subordinated trustee, as applicable. We urge you to read the indenture applicable to your investment; because, the indenture, and not this section, defines your rights as a holder of debt securities.

The debt securities may be guaranteed by certain of our subsidiaries.

The following summaries of material provisions of senior notes, subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, the provisions of the indenture applicable to a particular series of debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical in all material respects.

General

The senior debt securities will have the same ranking as all of our other unsecured and unsubordinated debt. The subordinated debt securities will be unsecured and will be subordinated and junior to all senior indebtedness.

The debt securities may be issued in one or more separate series of senior debt securities and/or subordinated debt securities. The prospectus supplement relating to the particular series of debt securities being offered will specify the particular amounts, prices and terms of those debt securities. These terms may include:

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the title of the debt securities;

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any limit upon the aggregate principal amount of the debt securities;

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the date or dates, or the method of determining the dates, on which the debt securities will mature;

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the interest rate or rates of the debt securities, or the method of determining those rates, the interest payment dates and, for registered debt securities, the regular record dates;

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if a debt security is issued with original issue discount, the yield to maturity;

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the places where payments may be made on the debt securities;

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any mandatory or optional redemption provisions applicable to the debt securities;

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any sinking fund or analogous provisions applicable to the debt securities;

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whether and on what terms we will pay additional amounts to holders of the debt securities that are not U.S. persons in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether and on what terms we will have the option to redeem the debt securities rather than pay the additional amounts;

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whether the notes will be guaranteed by certain, or all of, our subsidiaries;

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whether the notes and/or any guarantees will be senior or subordinated;

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any terms for the attachment to the debt securities of warrants, options or other rights to purchase or sell our securities;

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the portion of the principal amount of the debt security payable upon the acceleration of maturity if other than the entire principal amount of the debt securities;

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any deletions of, or changes or additions to, the events of default or covenants applicable to the debt securities;

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if other than U.S. dollars, the currency or currencies in which payments of principal, premium and/or interest on the debt securities will be payable and whether the holder may elect payment to be made in a different currency;

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the method of determining the amount of any payments on the debt securities which are linked to an index;

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whether the debt securities will be issued in fully registered form without coupons;

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or any combination of these, and whether they will be issued in the form of one or more global securities in temporary or definitive form;

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whether the debt securities will be convertible into or exchangeable for common shares or other debt securities and the conversion price or exchange ratio, the conversion or exchange period and any other conversion or exchange provisions;

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any terms relating to the delivery of the debt securities if they are to be issued upon the exercise of warrants; and

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any other specific terms of the debt securities.

Unless otherwise specified in the applicable prospectus supplement, (1) the debt securities will be registered debt securities, and (2) debt securities denominated in U.S. dollars will be issued, in the case of registered debt securities, in denominations of $1,000 or an integral multiple of $1,000.  Debt securities may bear legends required by United States federal tax law and regulations.

If any of the debt securities are sold for any foreign currency or currency unit or if any payments on the debt securities are payable in any foreign currency or currency unit, the prospectus supplement will contain any restrictions, elections, tax consequences, specific terms and other information with respect to the debt securities and the foreign currency or currency unit.

Some of the debt securities may be issued as original issue discount debt securities. Original issue discount securities bear no interest during all or a part of the time that these debt securities are outstanding or bear interest at below-market rates and will be sold at a discount below their stated principal amount at maturity. The prospectus supplement will also contain special tax, accounting or other information relating to original issue discount securities or relating to other kinds of debt securities that may be offered, including debt securities linked to an index or payable in currencies other than U.S. dollars.

Exchange, Registration and Transfer

Debt securities may be transferred or exchanged at the corporate trust office of the security registrar or at any other office or agency maintained by us or on our behalf for these purposes, without the payment of any service charge, except for any tax or governmental charges. The senior trustee initially will be the designated security registrar in the United States or Canada for the senior debt securities. The subordinated trustee initially will be the designated security registrar in the United States or Canada for the subordinated debt securities.

In the event of any redemption in part of any class or series of debt securities, we will not be required to:

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issue, register the transfer of, or exchange, debt securities of any series between the opening of business 15 days before any selection of debt securities of that series to be redeemed and the close of business on the day of mailing of the relevant notice of redemption; or

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register the transfer of, or exchange, any registered debt security selected for redemption, in whole or in part, except the unredeemed portion of any registered debt security being redeemed in part.

Payment and Paying Agent

We will pay principal, interest and any premium on fully registered securities in the designated currency or currency unit at the office of a designated paying agent.

Global Securities

A global security represents one or any other number of individual debt securities. Generally, all debt securities represented by the same global securities will have the same terms. Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities that are issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. As a result of these arrangements, the depositary, or its nominee, will be the sole registered holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account either with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be registered holder of the debt security, but an indirect holder of a beneficial interest in the global security.

Definitive Global Securities

Book-Entry Securities. Debt securities of a series represented by a definitive global registered debt security and deposited with or on behalf of a depositary in the United States will be represented by a definitive global debt security registered in the name of the depositary or its nominee. Upon the issuance of a global debt security and the deposit of the global debt security with the depositary, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts represented by that global debt security to the accounts of participating institutions that have accounts with the depositary or its nominee. The accounts to be credited shall be designated by the underwriters or agents for the sale of book-entry debt securities or by us, if these debt securities are offered and sold directly by us.

Ownership of book-entry debt securities will be limited to participants or persons that may hold interests through participants. In addition, ownership of book-entry debt securities will be evidenced only by, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee for the definitive global debt security or by participants or persons that hold through participants.

So long as the depositary or its nominee is the registered owner of a global debt security, that depositary or nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by that global debt security for all purposes under the indenture. Payment of principal of, and premium and interest, if any, on, book-entry debt securities will be made to the depositary or its nominee as the registered owner or the holder of the global debt security representing the book-entry debt securities. Owners of book-entry debt securities:

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will not be entitled to have the debt securities registered in their names;

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will not be entitled to receive physical delivery of the debt securities in definitive form; and

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will not be considered the owners or holders of the debt securities under the indenture.

The laws of some jurisdictions require that purchasers of securities take physical delivery of securities in definitive form. These laws impair the ability to purchase or transfer book-entry debt securities.

We expect that the depositary for book-entry debt securities of a series, upon receipt of any payment of principal of, or premium or interest, if any, on, the related definitive global debt security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global debt security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global debt security held through those participants will be governed by standing instructions and customary practices, and will be the responsibility of those participants.

Consolidation, Merger, Sale or Conveyance

We may, without the consent of the holders of the debt securities, merge into or consolidate with any other person, or convey or transfer all or substantially all of our properties and assets to another person provided that the successor assumes on the same terms and conditions all the obligations under the debt securities and the indentures.

The remaining or acquiring person will be substituted for us in the indentures with the same effect as if it had been an original party to the indenture. A prospectus supplement will describe any other limitations on our ability to merge into, consolidate with, or convey or transfer all or substantially all of our properties and assets to, another person.

Satisfaction and Discharge; Defeasance

We may be discharged from our obligations on the debt securities of any class or series that have matured or will mature or be redeemed within one year if we deposit with the trustee enough cash and/or U.S. government obligations to pay all the principal, interest and any premium due to the stated maturity or redemption date of the debt securities and comply with the other conditions set forth in the applicable indenture, which will described in the applicable prospectus supplement. The principal conditions that we must satisfy to discharge our obligations on any debt securities are (1) pay all other sums payable with respect to the applicable series of debt securities and (2) deliver to the trustee an officers’ certificate and an opinion of counsel that state that the required conditions have been satisfied.

Each indenture contains a provision that permits us to elect to be discharged from all of our obligations with respect to any class or series of debt securities then outstanding. However, even if we affect a legal defeasance, some of our obligations will continue, including obligations to:

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maintain and apply money in the defeasance trust,

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register the transfer or exchange of the debt securities,

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replace mutilated, destroyed, lost or stolen debt securities, and

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maintain a registrar and paying agent in respect of the debt securities.

The indentures specify the types of U.S. government obligations that we may deposit, which will be described in the applicable prospectus supplement.

Events of Default, Notice and Waiver

Except as may be set forth in the applicable prospectus supplement, each indenture defines an event of default with respect to any class or series of debt securities as one or more of the following events:

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failure to pay interest on any debt security of the class or series for 90 days when due;

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failure to pay the principal or any premium on any debt securities of the class or series when due;

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failure to make any sinking fund payment when due;

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failure to perform any other covenant in the debt securities of the series or in the applicable indenture with respect to debt securities of the series for 90 days after being given notice; and

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occurrence of an event of bankruptcy, insolvency or reorganization set forth in the indenture.

An event of default for a particular class or series of debt securities does not necessarily constitute an event of default for any other class or series of debt securities issued under an indenture.

If any event of default as to a series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding debt securities of that series may declare all the debt securities to be due and payable immediately.

The holders of a majority in aggregate principal amount of the debt securities of that series then outstanding by notice to the trustee may on behalf of the holders of all of the debt securities of that series waive any existing default or event of default and its consequences under the applicable indenture except a continuing default or event of default in the payment of interest on, or the principal of, the debt securities of that series.

Each indenture requires the trustee to, within 90 days after the occurrence of a default known to it with respect to any outstanding series of debt securities, give the holders of that class or series notice of the default if uncured or not waived. However, the trustee may withhold this notice if it determines in good faith that the withholding of this notice is in the interest of those holders, except that the trustee may not withhold this notice in the case of a payment default. The term “default” for the purpose of this provision means any event that is, or after notice or lapse of time or both would become, an event of default with respect to debt securities of that series.

Other than the duty to act with the required standard of care during an event of default, a trustee is not obligated to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders of debt securities, unless the holders have offered to the trustee reasonable security and indemnity. Each indenture provides that the holders of a majority in principal amount of outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or other power conferred on the trustee if the direction would not conflict with any rule of law or with the indenture. However, the trustee may take any other action that it deems proper which is not inconsistent with any direction and may decline to follow any direction if it in good faith determines that the directed action would involve it in personal liability.

Each indenture includes a covenant that we will file annually with the trustee a certificate of no default, or specifying any default that exists.

Modification of the Indentures

We and the applicable trustee may modify an indenture without the consent of the holders for limited purposes, including adding to our covenants or events of default, establishing forms or terms of debt securities, curing ambiguities and other purposes which do not adversely affect the holders in any material respect.

We and the applicable trustee may make modifications and amendments to an indenture with the consent of the holders of a majority in principal amount of the outstanding debt securities of all affected series. However, without the consent of each affected holder, no modification may:

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change the stated maturity of any debt security;

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reduce the principal, premium, if any, or rate of interest on any debt security; or

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reduce the percentage of holders of outstanding debt securities of any series required to consent to any modification, amendment or waiver under the indenture.

Notices

Notice to holders of registered debt securities will be given by mail to the addresses of those holders as they appear in the security register.

Replacement of Securities Coupons

Debt securities or coupons that have been mutilated will be replaced by us at the expense of the holder upon surrender of the mutilated debt security or coupon to the security registrar. Debt securities or coupons that become destroyed, stolen, or lost will be replaced by us at the expense of the holder upon delivery to the security registrar of evidence of its destruction, loss, or theft satisfactory to us and the security registrar. In the case of a destroyed, lost, or stolen debt security or coupon, the holder of the debt security or coupon may be required to provide reasonable security or indemnity to the trustee and us before a replacement debt security will be issued.

Concerning the Trustees

We may from time to time maintain lines of credit, and have other customary banking relationships, with any of the trustees.

Senior Debt Securities

The senior debt securities will rank equally with all of our other unsecured and non-subordinated debt.

Certain Covenants in the Senior Indenture

The prospectus supplement relating to a series of senior debt securities will describe any material covenants in respect of that series of senior debt securities.

Subordinated Debt Securities

The subordinated debt securities will be unsecured. The subordinated debt securities will be subordinate in right of payment to all senior indebtedness. In addition, claims of creditors generally will have priority with respect to the assets and earnings of our subsidiaries over the claims of our creditors, including holders of the subordinated debt securities, even though those obligations may not constitute senior indebtedness. The subordinated debt securities, therefore, will be effectively subordinated to creditors, including trade creditors with regard to the assets of our subsidiaries. Creditors of our subsidiaries include trade creditors, secured creditors and creditors holding guarantees issued by our subsidiaries.

Unless otherwise specified in a prospectus supplement, senior indebtedness shall mean the principal of, premium, if any, and interest on, all indebtedness for money borrowed by us and any deferrals, renewals, or extensions of any senior indebtedness. Indebtedness for money borrowed by us includes all indebtedness of another person for money borrowed that we guarantee, other than the subordinated debt securities, whether outstanding on the date of execution of the subordinated indenture or created, assumed or incurred after the date of the subordinated indenture. However, senior indebtedness will not include any indebtedness that expressly states to have the same rank as the subordinated debt securities or to rank junior to the subordinated debt securities. Senior indebtedness will also not include any of our obligations to our subsidiaries.

The senior debt securities constitute senior indebtedness under the subordinated indenture. A prospectus supplement will describe the relative ranking among different series of subordinated debt securities.

Unless otherwise specified in a prospectus supplement, we may not make any payment on the subordinated debt securities and may not purchase, redeem, or retire any subordinated debt securities if any senior indebtedness is not paid when due or the maturity of any senior indebtedness is accelerated as a result of a default, unless the default has been cured or waived and the acceleration has been rescinded or the senior indebtedness has been paid in full. We may, however, pay the subordinated debt securities without regard to these limitations if we or the subordinated trustee receive written notice approving the payment from the representatives of the holders of senior indebtedness with respect to which either of the events set forth above has occurred and is continuing. Unless otherwise specified in a prospectus supplement, during the continuance of any default with respect to any designated senior indebtedness under which its maturity may be accelerated immediately without further notice or the expiration of any applicable grace periods, we may not pay the subordinated debt securities for 90 days after the receipt by the subordinated trustee of written notice of a default from the representatives of the holders of designated senior indebtedness. If the holders of designated senior indebtedness or the representatives of those holders have not accelerated the maturity of the designated senior indebtedness at the end of the 90 day period, we may resume payments on the subordinated debt securities. Only one notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to designated senior indebtedness during that period.

In the event that we pay or distribute our assets to creditors upon a total or partial liquidation, dissolution or reorganization of our company or our property, the holders of senior indebtedness will be entitled to receive payment in full of the senior indebtedness before the holders of subordinated debt securities are entitled to receive any payment. Until the senior indebtedness is paid in full, any payment or distribution to which holders of subordinated debt securities would be entitled but for the subordination provisions of the subordinated indenture will be made to holders of the senior indebtedness as their interests may appear. However, holders of subordinated debt securities will be permitted to receive distributions of shares and debt securities subordinated to the senior indebtedness. If a distribution is made to holders of subordinated debt securities that, due to the subordination provisions, should not have been made to them, the holders of subordinated debt securities are required to hold it in trust for the holders of senior indebtedness, and pay it over to them as their interests may appear.

If payment of the subordinated debt securities is accelerated because of an event of default, either we or the subordinated trustee will promptly notify the holders of senior indebtedness or the representatives of the holders of the acceleration. We may not pay the subordinated debt securities until five business days after the holders or the representatives of the senior indebtedness receive notice of the acceleration. Afterwards, we may pay the subordinated debt securities only if the subordination provisions of the subordinated indenture otherwise permit payment at that time.

As a result of the subordination provisions contained in the subordinated indenture, in the event of insolvency, our creditors who are holders of senior indebtedness may recover more, ratably, than the holders of subordinated debt securities. In addition, our creditors who are not holders of senior indebtedness may recover less, ratably, than holders of senior indebtedness and may recover more, ratably, than the holders of subordinated indebtedness.

The prospectus supplement relating to a series of subordinated debt securities will describe any material covenants in respect of any series of subordinated debt securities.

Conversion or Exchange

We may issue debt securities that we may convert or exchange into common shares or other securities, property or assets. If so, we will describe the specific terms on which the debt securities may be converted or exchanged in the applicable prospectus supplement. The conversion or exchange may be mandatory, at your option, or at our option. The applicable prospectus supplement will describe the manner in which the shares of common shares or other securities, property or assets you would receive would be issued or delivered.

DESCRIPTION OF GUARANTEES OF DEBT SECURITIES

Certain of our subsidiaries may issue full and unconditional guarantees of debt securities that we offer in any prospectus supplement. Each guarantee will be issued under a supplement to an indenture. The prospectus supplement relating to a particular issue of guarantees will describe the terms of those guarantees, including the following:

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the series of debt securities to which the guarantees apply;

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whether the guarantees are secured or unsecured;

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whether the guarantees are senior or subordinate to other guarantees or debt;

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the terms under which the guarantees may be amended, modified, waived, released or otherwise terminated, if different from the provisions applicable to the guaranteed debt securities; and

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the additional terms of the guarantees.

DESCRIPTION OF COMMON SHARES

We are authorized to issue an unlimited number of common shares, without par value.  As of July 29, 2013, we had 44,949,869 common shares issued and outstanding.   All common shares are of the same class and, once issued, rank equally as to dividends, voting powers, and participation in assets.

Dividend Rights

Holders of common shares are entitled to receive such dividends as may be declared from time to time by our board of directors, in its discretion, out of funds legally available therefore.

Voting Rights

Holders of common shares are entitled to one vote for each share held of record on all matters to be acted upon by the shareholders.

Election of Directors

In accordance with the Business Corporation Act (British Columbia) (the “BCA”), directors are elected by a plurality of the votes cast by the holders of our common shares in a meeting at which a quorum is present. “Plurality” means that the individuals who receive the largest number of votes cast are elected as directors, up to the maximum number of directors to be chosen at the meeting.

Liquidation

Upon liquidation, dissolution or winding up of the company, holders of common shares are entitled to receive pro rata the assets of the company, if any, remaining after payments of all debts and liabilities.

Redemption

No shares have been issued subject to call or assessment.  There are no pre-emptive or conversion rights and no provisions for redemption or purchase for cancellation, surrender, or sinking or purchase funds.

Other Provisions

Changes to Authorized Share Structure

Under Article 9 of the Company’s Articles, and subject to the BCA, the Company may alter its authorized share structure by ordinary resolution. These ordinary resolutions may:

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create one or more classes or series of shares or, if none of the shares of a series of a class or series of shares are allotted or issued, eliminate that class or series of shares;

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increase, reduce or eliminate the maximum number of shares that the Company is authorized to issue out of any class or series of shares or establish a maximum number of shares that the company is authorized to issue out of any class or series of shares for which no maximum is established;

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subdivide or consolidate all or any of its unissued, or fully paid issued, shares;

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if the Company is authorized to issue shares of a class or shares with par value;

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decrease the par value of those shares; or

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if none of the shares of that class of shares are allotted or issued, increase the par value of those shares;

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change all or any of its unissued, or fully paid issued, shares with par value into shares without par value or any of its unissued shares without par value into shares with par value;

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alter the identifying name of any of its shares; or

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otherwise alter its share or authorized share structure when required or permitted to do so by the BCA.

Subject to Article 9.2 of the Company’s Articles and the BCA, the Company may by ordinary resolution:

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create special rights or restrictions for, and attach those special rights or restrictions to, the shares of any class or series of shares, whether or not any or all of those shares have been issued; or

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vary or delete any special rights or restrictions attached to the shares of any class or series of shares, whether or not any or all of those shares have been issued.

General

All outstanding common shares are, and the common shares offered by this prospectus or obtainable upon exercise or conversion of other securities offered hereby, if issued in the manner described in this prospectus and the applicable prospectus supplement, will be, fully paid and non-assessable.

You should read the prospectus supplement relating to any offering of common shares, or of securities convertible, exchangeable or exercisable for common shares, for the terms of the offering, including the number of common shares offered, any initial offering price and market prices relating to the common shares.

This section is a summary and may not describe every aspect of our common shares that may be important to you. We urge you to read applicable British Columbia law and our Articles, because they, and not this description, define your rights as a holder of our common shares. See “Where You Can Find More Information” for information on how to obtain copies of these documents.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, common shares or other securities. Warrants may be issued independently or together with debt securities, common shares or other securities offered by any prospectus supplement and may be attached to or separate from any such offered securities. Series of warrants may be issued under a separate warrant agreement entered into between us and a bank or trust company, as warrant agent, as will be set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent would act solely as our agent in connection with the warrants and would not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

You should refer to the provisions of the warrant agreement that will be filed with the SEC and any other applicable securities commissions or similar regulatory authorities in connection with the offering of warrants for the complete terms of the warrant agreement.

Prior to the exercise of any warrants, holders of such warrants will not have any rights of holders of the securities purchasable upon such exercise, including the right to receive payments of dividends or the right to vote such underlying securities.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more debt securities, common shares, warrants or any combination of such securities. In addition, the prospectus supplement relating to units will describe the terms of any units we issue, including as applicable:

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the designation and terms of the units and the securities included in the units;

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any provision for the issuance, payment, settlement, transfer or exchange of the units;

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the date, if any, on and after which the units may be transferable separately;

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whether we will apply to have the units traded on a securities exchange or securities quotation system;

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any material Canadian and/or United States federal income tax consequences; and

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how, for Canadian and/or United States federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities.

LEGAL MATTERS

Fasken Martineau DuMoulin LLP of Toronto, Ontario, Canada has provided its opinion on the validity of the securities offered by this prospectus.  Davis Graham & Stubbs LLP of Denver, Colorado has provided its opinion as local counsel as to certain matters related to Rare Element Resources, Inc., a Wyoming corporation.

EXPERTS

The consolidated balance sheet of the Company as of December 31, 2012 and June 30, 2012, and the consolidated statements of operations and comprehensive loss and cash flows of the Company for the six months ended December 31, 2012, the year ended June 30, 2012 and the cumulative period from June 3, 1999 (Inception) to December 31, 2012 have been incorporated by reference herein in reliance upon the reports of EKS&H, LLLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated balance sheet of the Company as of June 30, 2011, and the consolidated statements of operations and comprehensive loss and cash flows of the Company for each of the years in the two-year period ended June 30, 2011, have been incorporated by reference herein in reliance upon the reports of DeVisser Gray LLP, Chartered Accountants, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The mineral resource estimates and related information of the Company as of March 18, 2013, April 13, 2012 and March 15, 2011 incorporated by reference herein are based upon geological interpretations supplied by the Company to Alan C. Noble, P.E., principal engineer of Ore Reserves Engineering of Lakewood, Colorado and subsequently modified by Ore Reserves Engineering. Such estimates and related information have been incorporated by reference herein in reliance upon the authority of such firm as experts in such matters.

The mineral resource estimates and related information of the Company as of March 15, 2013, September 10, 2012 and September 28, 2011 incorporated by reference herein are based upon geological interpretations supplied by the Company to Michael P. Richardson, P.E., and subsequently modified by Mr. Richardson. Such estimates and related information have been incorporated by reference herein in reliance upon the authority of such firm as experts in such matters.

You should rely only on the information incorporated by reference or provided in this prospectus or any supplement to this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.

RARE ELEMENTS RESOURCES LTD.

$50,000,000

Senior Debt Securities

Subordinated Debt Securities

Guarantees of Debt Securities

Common Shares

Warrants

Units

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PROSPECTUS

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July 30, 2013